Exhibit 99.1

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                          AGREEMENT AND PLAN OF MERGER

                               DATED MAY 25, 2000

                                      AMONG

                          RELIANCE GROUP HOLDINGS, INC.

                          LEUCADIA NATIONAL CORPORATION

                                       AND

                           LEUCADIA ACQUISITION CORP.




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NY2:/912954/08/76830.0244

                                DEFINITION INDEX

                                                                                                                        PAGE
Article I         THE MERGER..............................................................................................2

           SECTION  1.1           The Merger..............................................................................2

           SECTION  1.2           Effective Time..........................................................................2

           SECTION  1.3           Closing of the Merger...................................................................2

           SECTION  1.4           Effects of the Merger...................................................................3

           SECTION  1.5           Certificate of Incorporation and Bylaws.................................................3

           SECTION  1.6           Directors...............................................................................3

           SECTION  1.7           Officers................................................................................3

           SECTION  1.8           Parent's Structuring Option.............................................................3

Article II        CONVERSION OF SHARES....................................................................................4

           SECTION  2.1           Conversion of Shares....................................................................4

           SECTION  2.2           Stock Options...........................................................................5

           SECTION  2.3           Exchange Fund...........................................................................6

           SECTION  2.4           Exchange Procedures.....................................................................6

           SECTION  2.5           Distributions with Respect to Unsurrendered Certificates................................7

           SECTION  2.6           No Further Ownership Rights in Company Common Stock.....................................7

           SECTION  2.7           No Fractional Shares of Parent Common Stock.............................................7

           SECTION  2.8           Termination of Exchange Fund............................................................8

           SECTION  2.9           No Liability............................................................................8

           SECTION  2.10          Lost Certificates.......................................................................9

           SECTION  2.11          Withholding Rights......................................................................9

           SECTION  2.12          Stock Transfer Books....................................................................9

Article III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................9

           SECTION  3.1           Organization and Qualification; Subsidiaries...........................................10

           SECTION  3.2           Capitalization of the Company and Its Subsidiaries.....................................10

           SECTION  3.3           Authority Relative to This Agreement; Consents and Approvals...........................11

           SECTION  3.4           SEC Reports; Financial Statements......................................................12

           SECTION  3.5           No Undisclosed Liabilities.............................................................13

           SECTION  3.6           Absence of Changes.....................................................................13

                                DEFINITION INDEX
                                   (CONTINUED)


           SECTION  3.7           Information Supplied...................................................................15

           SECTION  3.8           Consents and Approvals; No Violations..................................................16

           SECTION  3.9           No Default.............................................................................16

           SECTION  3.10          Real Property..........................................................................17

           SECTION  3.11          Litigation.............................................................................17

           SECTION  3.12          Compliance with Applicable Law.........................................................18

           SECTION  3.13          Employee Plans.........................................................................18

           SECTION  3.14          Labor Matters..........................................................................21

           SECTION  3.15          Environmental Matters..................................................................21

           SECTION  3.16          Tax Matters............................................................................24

           SECTION  3.17          Absence of Questionable Payments.......................................................28

           SECTION  3.18          Material Contracts.....................................................................28

           SECTION  3.19          Insurance..............................................................................29

           SECTION  3.20          Risk Management Instruments............................................................29

           SECTION  3.21          Intellectual Property..................................................................30

           SECTION  3.22          Opinion of Financial Advisor...........................................................31

           SECTION  3.23          Brokers................................................................................31

           SECTION  3.24          Takeover Statute; Dissenters' Rights...................................................31

           SECTION  3.25          Related Party Transaction..............................................................32

           SECTION  3.26          SAP Statements.........................................................................32

           SECTION  3.27          Reserves...............................................................................32

           SECTION  3.28          Threats of Cancellation................................................................33

           SECTION  3.29          Insurance Issued.......................................................................33

           SECTION  3.30          Reinsurance and Coinsurance............................................................34

           SECTION  3.31          Regulatory Matters.....................................................................35

           SECTION  3.32          Surety Sale............................................................................35

Article IV        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................................................36

           SECTION  4.1           Organization...........................................................................36

           SECTION  4.2           Capitalization of Parent and Its Subsidiaries..........................................36

                                DEFINITION INDEX
                                   (CONTINUED)


           SECTION  4.3           Authority Relative to This Agreement...................................................37

           SECTION  4.4           SEC Reports; Financial Statements......................................................38

           SECTION  4.5           Information Supplied...................................................................39

           SECTION  4.6           Consents and Approvals; No Violations..................................................39

           SECTION  4.7           Compliance with Applicable Law.........................................................40

           SECTION  4.8           Section 368(a) Reorganization..........................................................40

           SECTION  4.9           No Prior Activities....................................................................40

           SECTION  4.10          Brokers................................................................................41

           SECTION  4.11          Company Benefit Plans and Employee Policies............................................41

           SECTION  4.12          No Undisclosed Liabilities; Ordinary Course............................................41

           SECTION  4.13          Prior Acquisition Approvals............................................................41

Article V         COVENANTS RELATED TO CONDUCT OF BUSINESS...............................................................41

           SECTION  5.1           Conduct of Business of the Company.....................................................41

           SECTION  5.2           Conduct of Business of Parent..........................................................45

           SECTION  5.3           Access to Information; Confidentiality.................................................46

Article VI        ADDITIONAL AGREEMENTS..................................................................................47

           SECTION  6.1           Preparation of S-4 and the Proxy Statement.............................................47

           SECTION  6.2           Public Announcements...................................................................48

           SECTION  6.3           Meetings...............................................................................48

           SECTION  6.4           Commercially Reasonable Efforts........................................................49

           SECTION  6.5           Acquisition Proposals..................................................................50

           SECTION  6.6           Indemnification; Directors' and Officers' Insurance....................................51

           SECTION  6.7           Notification of Certain Matters........................................................53

           SECTION  6.8           SEC Filings............................................................................53

           SECTION  6.9           Fees and Expenses......................................................................53

           SECTION  6.10          Obligations of Merger Sub..............................................................54

           SECTION  6.11          Listing of Stock.......................................................................54

           SECTION  6.12          Antitakeover Statutes..................................................................54

           SECTION  6.13          Additional Financial Statements........................................................54

           SECTION  6.14          Tax Free Reorganization Treatment......................................................54

                                DEFINITION INDEX
                                   (CONTINUED)


           SECTION  6.15          Stock Purchase Plan....................................................................55

           SECTION  6.16          Employee Benefits......................................................................55

Article VII       CONDITIONS TO CONSUMMATION OF THE MERGER...............................................................55

           SECTION  7.1           Conditions to Each Party's Obligations to Effect the Merger............................55

           SECTION  7.2           Conditions to the Obligations of the Parent and Merger Sub.............................56

           SECTION  7.3           Conditions to the Obligations of the Company...........................................57

Article VIII      TERMINATION; AMENDMENT; WAIVER.........................................................................58

           SECTION  8.1           Termination by Mutual Agreement........................................................58
           SECTION  8.2           Termination by Either Parent or the Company............................................58

           SECTION  8.3           Termination by the Company.............................................................59

           SECTION  8.4           Termination by Parent..................................................................60

           SECTION  8.5           Effect of Termination and Abandonment..................................................60

           SECTION  8.6           Amendment..............................................................................61

           SECTION  8.7           Extension; Waiver......................................................................62

Article IX        MISCELLANEOUS..........................................................................................62

           SECTION  9.1           Nonsurvival of Representations and Warranties..........................................62

           SECTION  9.2           Entire Agreement; Assignment...........................................................62

           SECTION  9.3           Notices................................................................................63

           SECTION  9.4           Governing Law..........................................................................63

           SECTION  9.5           Descriptive Headings...................................................................63

           SECTION  9.6           Parties in Interest....................................................................63

           SECTION  9.7           Severability...........................................................................63

           SECTION  9.8           Specific Performance...................................................................64

           SECTION  9.9           Counterparts...........................................................................64

           SECTION  9.10          Interpretation.........................................................................64

           SECTION  9.11          Definitions............................................................................65

SCHEDULES
Schedule I
Schedule 7.1


                                DEFINITION INDEX
                                   (CONTINUED)



ACQUISITION PROPOSAL:.....................................................................................................65
AGENT.....................................................................................................................33
AGGREGATE SHARES...........................................................................................................8
ANNUAL STATEMENT..........................................................................................................32
ANTITRUST LAW.............................................................................................................49
ASSUMED STOCK OPTION.......................................................................................................5
AUDIT DATE................................................................................................................13
BENEFICIAL OWNERSHIP:.....................................................................................................65
BENEFICIALLY OWN:.........................................................................................................65
CERTIFICATE OF MERGER......................................................................................................2
CERTIFICATES...............................................................................................................6
CLOSING....................................................................................................................2
CLOSING DATE...............................................................................................................2
CODE.......................................................................................................................1
COMMON SHARES TRUST........................................................................................................8
COMPANY....................................................................................................................1
COMPANY BOARD.............................................................................................................12
COMPANY COMMON STOCK.......................................................................................................1
COMPANY DISCLOSURE SCHEDULE................................................................................................9
COMPANY OPTION PLANS.......................................................................................................5
COMPANY PERMITS...........................................................................................................18
COMPANY REQUISITE VOTE....................................................................................................12
COMPANY SCHEDULE DELIVERY DATE.............................................................................................9
COMPANY SEC FILINGS.......................................................................................................12
COMPANY SEC REPORTS.......................................................................................................12
COMPANY SECURITIES:.......................................................................................................11
COMPANY STOCK OPTION.......................................................................................................5
COMPANY STOCKHOLDER MEETING...............................................................................................48
CONTRACTS.................................................................................................................33
COPYRIGHTS................................................................................................................31
COVERED TRANSACTIONS......................................................................................................31
DGCL.......................................................................................................................2
DOJ 49
DUE DILIGENCE PERIOD......................................................................................................57
EFFECTIVE DATE.............................................................................................................2
EFFECTIVE TIME.............................................................................................................2
EMPLOYEE BENEFIT PLAN.....................................................................................................19
EMPLOYEE BENEFIT PLANS....................................................................................................19
ENFORCEABILITY EXCEPTION..................................................................................................34
ENVIRONMENTAL COSTS AND LIABILITIES.......................................................................................21
ENVIRONMENTAL LAW.........................................................................................................22
ENVIRONMENTAL PERMITS.....................................................................................................23

                                DEFINITION INDEX
                                   (CONTINUED)


ERISA AFFILIATE...........................................................................................................19
ESCROW AGENT..............................................................................................................61
EXCESS SHARES..............................................................................................................8
EXCHANGE ACT..............................................................................................................12
EXCHANGE AGENT.............................................................................................................6
EXCHANGE FUND..............................................................................................................6
EXCHANGE RATIO.............................................................................................................4
EXPENSES..................................................................................................................53
FEE PAYMENT CONDITION.....................................................................................................61
FINANCIAL ADVISORS........................................................................................................31
FTC 49
GAAP......................................................................................................................12
GOVERNMENTAL ENTITY.......................................................................................................16
HAZARDOUS MATERIAL........................................................................................................22
HOLDERS....................................................................................................................1
HSR ACT...................................................................................................................16
INDEMNIFIED PARTIES.......................................................................................................51
INDEMNIFIED PARTY.........................................................................................................51
INSURANCE SUBSIDIARIES....................................................................................................18
INTELLECTUAL PROPERTY.....................................................................................................30
INVESTMENT GUIDELINES.....................................................................................................14
IRS 19
KNOW:.....................................................................................................................65
KNOWLEDGE:................................................................................................................65
LAW 16
LIEN......................................................................................................................11
MATERIAL ADVERSE EFFECT:..................................................................................................65
MATERIAL CONTRACTS........................................................................................................29
MATERIAL SUBSIDIARY.......................................................................................................10
MERGER.....................................................................................................................2
MERGER CONSIDERATION.......................................................................................................4
MERGER SUB.................................................................................................................1
MULTIEMPLOYER PLAN........................................................................................................19
MULTIPLE EMPLOYER PLANS...................................................................................................19
NET WORTH.................................................................................................................65
NET WORTH EFFECT..........................................................................................................65
NYSE.......................................................................................................................3
OPTION SHARES.............................................................................................................61
OTHER MATERIAL TAXES......................................................................................................25
PARENT.....................................................................................................................1
PARENT BOARD..............................................................................................................37
PARENT COMMON STOCK........................................................................................................4
PARENT DISCLOSURE SCHEDULE................................................................................................36

                                DEFINITION INDEX
                                   (CONTINUED)


PARENT PERMITS............................................................................................................40
PARENT REQUISITE VOTE.....................................................................................................38
PARENT SEC FILINGS........................................................................................................38
PARENT SEC REPORTS........................................................................................................38
PARENT SECURITIES.........................................................................................................37
PARENT STOCKHOLDER AGREEMENT...............................................................................................2
PARENT STOCKHOLDER MEETING................................................................................................48
PERMITTED LIEN............................................................................................................17
PERSON:...................................................................................................................65
PREFERRED STOCK...........................................................................................................10
PROXY STATEMENT...........................................................................................................15
QUARTERLY STATEMENT.......................................................................................................32
REAL PROPERTY LEASES......................................................................................................17
RECOGNITION AGREEMENT......................................................................................................1
REGISTRATION RIGHTS AGREEMENT..............................................................................................2
RELEASE...................................................................................................................22
REMEDIAL ACTION...........................................................................................................22
REPRESENTATIVES...........................................................................................................46
RESTRUCTURING PLAN........................................................................................................42
S-4 15
SAP STATEMENTS............................................................................................................32
SAP:......................................................................................................................66
SEC 12
SHARE......................................................................................................................4
SHARE ISSUANCE............................................................................................................15
SHARES.....................................................................................................................4
SIGNIFICANT SUBSIDIARIES..................................................................................................10
SIGNIFICANT SUBSIDIARY....................................................................................................10
SPECIFIED AGREEMENTS......................................................................................................37
SPECIFIED EXCEPTIONS......................................................................................................41
STOCK OPTION..............................................................................................................61
STOCK OPTION AGREEMENT.....................................................................................................1
STOCK PURCHASE PLAN........................................................................................................5
STOCKHOLDERS AGREEMENT.....................................................................................................1
SUBSIDIARY:...............................................................................................................65
SUPERIOR PROPOSAL.........................................................................................................50
SURETY AGREEMENT...........................................................................................................2
SURETY SALE DOCUMENTS.....................................................................................................35
SURVIVING CORPORATION......................................................................................................2
TAKEOVER STATUTES.........................................................................................................31
TAX 24
TAX EXEMPT USE PROPERTY...................................................................................................27
TAX RETURNS...............................................................................................................25

                                DEFINITION INDEX
                                   (CONTINUED)


TAXES.....................................................................................................................24
TERMINATION DATE:.........................................................................................................58
TITLE IV PLANS............................................................................................................19
TRADEMARKS................................................................................................................31
UNITED STATES REAL PROPERTY HOLDING CORPORATION...........................................................................27


                          AGREEMENT AND PLAN OF MERGER

                     THIS AGREEMENT AND PLAN OF MERGER, dated May 25, 2000, is among Reliance Group Holdings, Inc., a Delaware corporation (the "COMPANY"), Leucadia National Corporation, a New York corporation ("PARENT"), and Leucadia Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary (as hereinafter defined) of Parent ("MERGER SUB").

                     WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub each have, in light of and subject to the terms and conditions set forth herein, resolved to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, their respective stockholders;

                     WHEREAS, Parent has formed Merger Sub solely for the purpose of completing the transaction contemplated by this Agreement, and except for the transactions contemplated hereby, Merger Sub has not engaged in any business activity;

                     WHEREAS, for federal income tax purposes, it is intended that (i) the Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE") and
(ii) this Agreement shall constitute a plan of reorganization within the meaning of Treasury Regulations Section 1.368-3;

                     WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and an inducement to the willingness of Parent and Merger Sub to enter into this Agreement, the Company is entering into a stock option agreement with Parent (the "STOCK OPTION AGREEMENT"), pursuant to which the Company has granted Parent an option to purchase Shares (as hereinafter defined) under the terms and conditions set forth in the Stock Option Agreement;

                     WHEREAS, Parent and Merger Sub are unwilling to enter into this Agreement (and effect the transactions contemplated hereby) unless contemporaneously with the execution and delivery hereof, certain holders (the "HOLDERS") of common stock, par value $.10 per share of the Company ("COMPANY COMMON STOCK") enter into an agreement (the "STOCKHOLDERS AGREEMENT") providing for certain matters with respect to their shares of Company Common Stock, the Merger and other related transactions and, in order to induce Parent and Merger Sub to enter into this Agreement, the Company has approved the execution and delivery by Parent and the Holders of the Stockholders Agreement and the Holders have agreed to execute and deliver the Stockholders Agreement;

                     WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition for the Company to enter into this Agreement, Parent and Merger Sub are executing and delivering an agreement (the "RECOGNITION AGREEMENT") acknowledging the obligation of the Company and certain of its subsidiaries under that certain Asset Transfer Agreement by and among the

Company, certain of its subsidiaries and Travelers Casualty and Surety Company dated as of April 10, 2000, as in effect on the date hereof, without giving effect to any amendments thereto entered into without the consent of Parent, which consent shall not be withheld, delayed or conditioned unreasonably (the "SURETY AGREEMENT") and setting forth certain obligations of Parent;

                     WHEREAS, the Company is unwilling to enter into this Agreement (and effect the transactions contemplated hereby) unless contemporaneously with the execution and delivery hereof certain Holders of Parent Common Stock (as defined L.C. below) enter into an Agreement (the "PARENT STOCKHOLDER AGREEMENT") providing for certain matters with respect to their shares of Parent Common Stock;

                     WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement for the Holders to enter into the Stockholders Agreement, Parent is executing and delivering a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT");

                     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

                     SECTION 1.1 The Merger. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Merger Sub shall cease.

                     SECTION 1.2 Effective Time. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing an appropriate Certificate of Merger or other appropriate documents (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on or after the Closing Date (as hereinafter defined). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME" and the date of such filing, the "EFFECTIVE DATE").

                     SECTION 1.3 Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the

Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other time, date or place as agreed to in writing by the parties hereto.

                     SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                     SECTION 1.5 Certificate of Incorporation and Bylaws. The certificate of incorporation of Merger Sub in effect at the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law (as hereinafter defined). The bylaws of the Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

                     SECTION 1.6 Directors. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                     SECTION 1.7 Officers. The officers of Merger Sub at the Effective Time shall be the initial officers of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                     SECTION 1.8 Parent's Structuring Option At Parent's sole option, the structure of the Merger may be changed to a consolidation or merger transaction in which (i) the Company's stockholders receive shares in a publicly traded Bermuda, Cayman Islands or Barbados company that is a successor to the Parent, the stock of which is listed on the New York Stock Exchange, Inc. ("NYSE"); (ii) the Company or one of its subsidiaries acquires Parent in a merger transaction; or (iii) Company would become a second tier subsidiary of Parent; provided that in any such case (x) in the opinion of Dewey Ballantine LLP the tax consequences to the stockholders of the Company and the Company (and the likelihood of achieving those tax consequences) of the resulting transaction are no worse than the tax consequences (and the likelihood of achieving those tax consequences) of the Merger as currently contemplated, (y) the stockholders of the Company receive in the aggregate the equivalent percentage of the common equity securities (and have the equivalent rights with respect thereto, including, without limitation, with respect to voting, receipt of dividends, rights on liquidation or dissolution, and other similar rights) of the resulting public parent holding company to be outstanding following consummation of the transaction as would be received under this Agreement upon consummation of the Merger without giving effect to the exercise of this option and (z) the exercise of this option would not reasonably be expected to delay consummation of the transactions contemplated hereby by more than 30 days after the date of consummation of the Merger that otherwise would reasonably be expected to occur. Upon exercise of this option, the parties hereto agree to amend this Agreement as necessary to reflect such new structure, including, without limitation, amendments to Section 7.3(d) to reflect the structure of the resulting transaction. Any such successor corporation shall expressly assume all Parent's obligations hereunder, but such assumption shall not relieve Parent of its obligations hereunder. Parent shall exercise its right to change the structure as provided herein by written notice to the Company on or before the expiration of the Due Diligence Period (as hereinafter defined).

                                   ARTICLE II

                              CONVERSION OF SHARES

                     SECTION 2.1 Conversion of Shares. (a) At the Effective Time, each outstanding share of the common stock, par value $.10 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, be converted into one fully paid and non-assessable share of common stock, par value $.10 per share, of the Surviving Corporation.

                     (b) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (individually a "SHARE" and collectively, the "SHARES") (other than (i) Shares held by the Company and (ii) Shares held by Parent, Merger Sub or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder thereof, be converted into and exchangeable for the right to receive .11059346 fully paid and non-assessable share (the "EXCHANGE RATIO") of common stock, par value $1.00 per share, of Parent ("PARENT COMMON STOCK") (all such shares of Parent Common Stock issued, together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.7, being referred to as the "MERGER CONSIDERATION"). The Parent Common Stock to be issued in the Merger shall contain the legend required pursuant to Article Fourth of Parent's Certificate of Incorporation.

                     (c) At the Effective Time, each Share held by Parent, Merger Sub, any other subsidiary of Parent, or the Company (but not including any subsidiary of the Company) immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder thereof, be canceled, retired and cease to exist and no payment shall be made with respect thereto.

                     (d) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the amount of shares of Parent Common

Stock constituting the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or such similar event.

                     SECTION 2.2 Stock Options. (a) As soon as practicable following the date of this Agreement, Parent and Company (or, if appropriate, any committee of the Board of Directors of Company administering the Company's stock option plans, other than the Stock Purchase Plan (as defined)), (collectively, the "COMPANY OPTION PLANS"), shall take such action as may be required to effect the following provisions of this Section 2.2(a). Subject to the provisions of Section 16 of the Exchange Act (as hereinafter defined), as of the Effective Time each option to purchase Shares pursuant to the Company Option Plans (a "COMPANY STOCK OPTION") which is then outstanding shall be assumed by Parent and converted into an option (or a new substitute option shall be granted) (an "ASSUMED STOCK OPTION") to purchase the number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (x) the number of Shares subject to such option multiplied by (y) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest penny) equal to (A) the former exercise price per share of Company Common Stock under such option immediately prior to the Effective Time divided by (B) the Exchange Ratio. Except as provided above, the Assumed Stock Option shall be subject to the same terms and conditions (including expiration date and exercise provisions) as were applicable to the converted Company Stock Option immediately prior to the Effective Time.

                     (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Option Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements have been assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.2). Parent shall comply with the terms of the Company Option Plans.

                     (c) Parent shall take such actions as are reasonably necessary for the assumption of the Company Option Plans pursuant to this
Section 2.2, including the reservation, issuance and listing on the NYSE of Parent Common Stock as is necessary to effectuate the transactions contemplated by this Section 2.2. Parent shall prepare and file on or prior to the Effective Time with the SEC a registration statement on Form S-8 or other appropriate form with respect to shares of Parent Common Stock subject to the Assumed Stock Options and to maintain the effectiveness of such registration statement or registration statements covering such Assumed Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Stock Options remain outstanding.

                     (d) Outstanding options under the Company's Employee Stock Purchase Plan (the "STOCK PURCHASE PLAN") shall be exercised upon the earlier of the applicable stock purchase date under the Stock Purchase Plan or immediately prior to the Effective Time, and each participant in the Stock Purchase Plan shall accordingly be issued Shares at that time for all outstanding options under the Stock Purchase Plan as to which the participant has not previously been issued Shares pursuant to the terms of the Stock Purchase Plan, and each Share so issued shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive the Merger Consideration. The Company Board shall take such actions as shall be necessary to effectuate the provisions of this Section 2.2(d).

                     SECTION 2.3 Exchange Fund. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Shares for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent shall deposit or cause Merger Sub to deposit with the Exchange Agent, in trust for the benefit of holders of Shares, certificates representing the Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding Shares. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.7 and any dividends and other distributions pursuant to Section 2.5. Any cash and certificates of Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

                     SECTION 2.4 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify, and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) shares of Parent Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1 (after taking into account all Shares then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.7 and any dividends and other distributions pursuant to Section 2.5. No interest will be paid or will accrue on any cash payable pursuant to Section 2.5 or Section 2.7. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, shares of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock, a check in the proper amount of cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.7 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.5, may be issued with respect to such Shares to such a transferee if the Certificate representing such Shares are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid.

                     SECTION 2.5 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.7 until such holder shall surrender such Certificate in accordance with Section
2.4. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.7 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

                     SECTION 2.6 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon conversion of the Shares in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Sections 2.5 and 2.7) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Shares.

                     SECTION 2.7 No Fractional Shares of Parent Common Stock.
(a) No certificates or scrip of shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Parent or a holder of shares of Parent Common Stock.

                     Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the closing price on the NYSE (as reported in the New York City edition of the Wall Street Journal or, if not reported thereby, another nationally recognized source) for a share of Parent Common Stock on the date of the Effective Time. As promptly as practicable after the determination of the aggregate amount of cash to be paid to holders of fractional interests, the Exchange Agent shall notify Parent and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof. In lieu thereof, Parent shall have the right to deliver to the Exchange Agent the aggregate number of shares of Parent Common Stock to be issued in the Merger (the "AGGREGATE SHARES"). Thereupon the Exchange Agent shall determine the excess of (i) the number of Aggregate Shares over (ii) the number of full shares of Parent Common Stock to be issued in the Merger (the "EXCESS SHARES"). Following the Effective Time, the Exchange Agent as agent for the holders of the Aggregate Shares, shall sell the Excess Shares at the prevailing prices on the NYSE. The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Shares, the Exchange Agent will hold such proceeds in trust for such holders (the "COMMON SHARES TRUST"). Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of fractional share interests to which such holder is entitled (after taking into account all Shares held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional shares interests to which all holders of Shares are entitled.

                     SECTION 2.8 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger Consideration with respect to the Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.1 and Section 2.4, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section
2.7 and any dividends or distributions with respect to shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.5.

                     SECTION 2.9 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                     SECTION 2.10 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to
Section 2.7 and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof to which the holders thereof are entitled, pursuant to Section 2.5 of this Agreement.

                     SECTION 2.11 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Shares in respect to which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                     SECTION 2.12 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 2.5.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                     Except as set forth in the disclosure schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), delivered by the Company (the "COMPANY DISCLOSURE Schedule") to Parent prior to the execution of this Agreement or promptly following execution of this Agreement, but in no event later than fifteen business days following the date hereof (the "COMPANY SCHEDULE DELIVERY DATE") or in the Company SEC Reports (as hereinafter defined) the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

                     SECTION 3.1 Organization and Qualification; Subsidiaries.
(a) The Company and each of its subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Company to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (b) Section 3.1(b) of the Company Disclosure Schedule contains a list of each subsidiary of the Company that constitutes a "significant subsidiary" as that term is defined in Regulation S-X promulgated under the Exchange Act (as defined below) together with each Insurance Subsidiary (as hereinafter defined) (each a "SIGNIFICANT SUBSIDIARY" and together, the "SIGNIFICANT Subsidiaries"), and each other subsidiary that is not immaterial to the operation or business of the Company or any of its Significant Subsidiaries (each, together with the Significant Subsidiaries, being a "MATERIAL SUBSIDIARY")

                     (c) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (d) The Company has made, or prior to the Company Schedule Delivery Date will make, available to Parent accurate and complete copies of the certificate of incorporation and bylaws, as currently in effect, of each of the Company and each of its Material Subsidiaries.

                     SECTION 3.2 Capitalization of the Company and Its Subsidiaries. (a) The authorized capital stock of the Company consists of: (i) 225,000,000 Shares, of which 114,835,000 Shares were issued and outstanding as of the close of business on May 1, 2000 and 1,331,000 shares of which are owned by subsidiaries of the Company, and (ii) 25,000,000 shares of preferred stock, par value $1.00 per share (the "PREFERRED STOCK"), no shares of which are outstanding. All of the issued and outstanding Shares have been validly issued, and are duly authorized, fully paid, non-assessable and are free of preemptive rights. As of May 18, 2000, (i) 35,397,614 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Option Plans and (ii) 566,232.337 Shares were reserved for issuance and issuable or otherwise deliverable pursuant to the Stock Purchase Plan. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports (as hereinafter defined), since December 31, 1999, no Company Stock Options have been granted. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company; and (iii) except as provided in this Agreement and the Stock Option Agreement, no options or other rights to acquire from the Company or any of its subsidiaries, and no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its subsidiaries or other similar rights (including stock appreciation rights, but excluding amounts payable under the Company's bonus and similar plans) (collectively, "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements (other than the Stock Option Agreement and the Stockholders Agreement), voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of the Company. Section 3.2 of the Company Disclosure Schedule sets forth information regarding the current exercise price, date of grant and number of Company Stock Options granted for each holder thereof (with information with respect to holders of such options valued at less than $100,000 being aggregated). Following the Effective Time, no holder of Company Stock Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of the Company Stock Options.

                     (b) All of the outstanding capital stock of the Company's Material Subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as hereinafter defined) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any Material Subsidiary of the Company. There are no outstanding contractual obligations of the Company or its Material Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Material Subsidiary of the Company. For purposes of this Agreement, "LIEN" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

                     SECTION 3.3 Authority Relative to This Agreement; Consents and Approvals. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Stock Option Agreement or to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger and this Agreement, the Company Requisite Vote (as hereinafter defined)). This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the

Company and constitute valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject to the Enforceability Exception (as hereinafter defined).

                     (b) The Board of Directors of the Company (the "COMPANY BOARD") has, by unanimous vote of those present, duly and validly authorized the execution and delivery of this Agreement and the Stock Option Agreement and approved the consummation of the transactions contemplated hereby and thereby, and taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved (i) to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, the Company and its stockholders; and (ii) to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their approval. The affirmative approval of the holders of Shares representing a majority of the votes that may be cast by the holders of all outstanding Shares (voting as a single class) as of the record date for the Company (the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger.

                     SECTION 3.4 SEC Reports; Financial Statements. The Company has filed all required forms, reports and documents with the Securities and Exchange Commission ("SEC") since January 1, 1997, (the "COMPANY SEC FILINGS") each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore made available to, or prior to the Company Schedule Delivery Date will make available to, Parent in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended December 31, 1999, 1998 and 1997;
(ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1997; and (iii) all other reports or registration statements filed by the Company with the SEC since January 1, 2000 through the date of this Agreement (the "COMPANY SEC REPORTS"). None of the Company SEC Filings, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including footnote disclosure) and fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and to the fact that quarterly financial statements exclude certain footnotes required by GAAP).

                     SECTION 3.5 No Undisclosed Liabilities. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, as of December 31, 1999 (the "AUDIT DATE"), none of the Company or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which (a) would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company (including the notes thereto) or which (b) do or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; provided that, solely with respect to clause (b), no representation is made with respect to the adequacy of insurance reserves as of the Audit Date.

                     SECTION 3.6 Absence of Changes. Except as and to the extent publicly disclosed in the Company SEC Reports, since the Audit Date, the Company and its subsidiaries have conducted their business in the ordinary and usual course consistent in all material respects with past practice and there has not been:

                     (a) any event, occurrence or development which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

                     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any direct or indirect repurchase, retirement, redemption or other acquisition by the Company or any subsidiary of any Company securities;

                     (c) any amendment of any term of any outstanding security of the Company or any subsidiary that would materially increase the obligations of the Company or such subsidiary under such security;

                     (d) (i) any incurrence or assumption by the Company or any subsidiary of any indebtedness for borrowed money other than (A) under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) (x) in the ordinary and usual course of business consistent in all material respects with past practice (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures shall be considered to have been in the ordinary and usual course of business consistent with past practice) or (y) in connection with (1) any acquisition or capital expenditure permitted by Section 5.1 or (2) the transactions contemplated hereby or (B) borrowings by any direct or indirect wholly-owned subsidiaries of the Company from a direct or indirect parent of such subsidiary, in the ordinary course of business consistent in all material respects with past practice, or (ii) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Company or any subsidiary for the obligations of any other person (other than any wholly owned subsidiary of the Company), other than in the ordinary and usual course of business consistent in all material respects with past practice;

                     (e) any creation or assumption by the Company or any subsidiary of any Lien on any material asset of the Company or any subsidiary, other than in the ordinary and usual course of business consistent in all material respects with past practice and other than Permitted Liens (as defined herein);

                     (f) any making of any loan, advance or capital contribution to or investment in any person by the Company or any subsidiary, other than (i) any acquisition permitted by Section 5.1, (ii) loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company,
(iii) loans or advances to employees of the Company or any subsidiary made in the ordinary and usual course of business consistent in all material respects with past practice or (iv) any of such made in connection with the investment portfolio activities of any subsidiary of the Company made in the ordinary course of business consistent in all material respects with the investment policies and strategies of the Company and its subsidiaries as disclosed in writing to Parent prior to the date hereof (the "INVESTMENT GUIDELINES");

                     (g) (i) any contract or agreement entered into by the Company or any subsidiary on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by the Company or any subsidiary of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary and usual course of business consistent in all material respects with past practice and those contemplated by this Agreement;

                     (h) any material change in any policy, practice or principle for financial or Tax accounting purposes or otherwise of the Company or any subsidiary with respect to accounting, reserving, hedging, tax, financial reporting, actuarial, investing or otherwise engaging in derivatives transactions, underwriting or claims administration, including any material change in any method of calculating or estimating any bad debt, contingency, insurance, or other reserve for financial reporting purposes or for any other tax or accounting purpose (other than any change required by reason of a change in applicable Law, GAAP or SAP);

                     (i) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of its subsidiaries;
(ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its subsidiaries; (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its subsidiaries other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees of the Company or any of its subsidiaries in the ordinary and usual course of business consistent in all material respects with past practice for amounts not in excess of $50,000 for any employee, as disclosed in the Section 3.6 of the Company Disclosure Schedule, or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent in all material respects with past practices in amounts not to exceed $50,000 for any employee;

                     (j) any making or revocation of any Tax election that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or any compromise of any material Tax liability or any waiver or extension of the statute of limitations in respect of any material Taxes; or

                     (k) agreement (whether written or oral) by the Company or any of its subsidiaries to do any of the foregoing.

                     SECTION 3.7 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock as required by the terms of this Agreement (the "SHARE ISSUANCE") pursuant to the Merger (the "S-4"), at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (ii) the proxy statement relating to the Company Stockholder Meeting (as hereinafter defined) and the Parent Stockholder Meeting (as hereinafter defined) if required to be held in connection with the Merger and the Share Issuance (the "PROXY STATEMENT") will, at the date mailed to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger or the Share Issuance, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required in the view of counsel to the Company to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company Stockholder Meeting, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                     SECTION 3.8 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the filing and recordation of the Certificate of Merger as required by the DGCL, the consents, filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 3.8 of the Company Disclosure Schedule and as otherwise set forth in
Section 3.8 to the Company Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the Stock Option Agreement or the consummation by the Company of the transactions contemplated hereby or thereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the execution, delivery and performance of this Agreement or the Stock Option Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of the Company or any of its Material Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, or impose any material financial fine, penalty or payment with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any Law applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except in the case of (ii) or
(iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.9 No Default. Neither the Company nor any of its subsidiaries are in violation of any term of (i) its (A) certificate of incorporation, or (B) (solely with respect to the Company and its Material Subsidiaries) bylaws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity ("LAW") applicable to the Company, its subsidiaries or any of their respective properties or assets, the consequence of which violation does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.10 Real Property. (a) Section 3.10 of the Company Disclosure Schedule sets forth all of the real property owned in fee by the Company and its subsidiaries. Each of the Company and its subsidiaries has good and marketable title to each material parcel of real property owned by it free and clear of all Liens, except (i) Taxes and general and special assessments not in default and payable without penalty and interest, and (ii) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's of any of its subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof and
(iii) workmen's, mechanic's and other similar liens (each a "PERMITTED LIEN").

                     (b) Section 3.10 of the Company Disclosure Schedule sets forth all material leases, subleases and other agreements (the "REAL PROPERTY LEASES") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. The Company has heretofore made available or will make available by the Company Schedule Delivery Date to Parent true, correct and complete copies of all Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder). Each Real Property Lease constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms, subject to the Enforceability Exception. All rent and other sums and charges payable by the Company and its subsidiaries as tenants under each Real Property Lease are current, no termination event or condition or uncured default of a material nature on the part of the Company or any such subsidiary or, to the Company's knowledge, the landlord, exists under any Real Property Lease. Each of the Company and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except Permitted Liens.

                     (c) No party to any such Real Property Leases has given written notice to the Company or any of its subsidiaries of, or has made a written claim against the Company or any of its subsidiaries with respect to any breach or default thereunder, in any such case in which such breach or default does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (and to the knowledge of the Company or such subsidiary, there are no such oral claims).

                     SECTION 3.11 Litigation. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, there is no suit, claim, action, proceeding or investigation (other than those relating to Taxes which are governed by Section 3.16) pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets which (a) does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (b) questions the validity of this Agreement, the Stock Option Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or is reasonably likely to otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement. Set forth on Section 3.11 of Company Disclosure

Schedule, is a list of all written claims for damages against the Company or its subsidiaries (other than claims pursuant to insurance policies issued by an Insurance Subsidiary (as hereinafter defined) or related claims) known to the Company or its subsidiaries seeking an amount in damages in excess of $500,000 (or if no damages amount is specified, where it is reasonably likely that such damages may exceed $500,000). Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. This Section 3.11 shall not be deemed to cover matters covered by Section 3.31.

                     SECTION 3.12 Compliance with Applicable Law. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except for failures to hold such Company Permits which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits, and the Company Permits are valid and in full force and effect, except where the failure to be valid and in full force and effect do not or would not reasonably be expected to have a Material Adverse Effect on the Company. The businesses of the Company and its subsidiaries are not being conducted in violation of any Law applicable to the Company or its subsidiaries, except for violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending nor, to the Company's knowledge, has any Governmental Entity threatened or otherwise indicated an intention to conduct the same other than those that the Company reasonably believes do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Section 3.12 of the Company Disclosure Schedule contains a true and complete list of all jurisdictions in which each subsidiary of the Company that transacts insurance or reinsurance business (the "INSURANCE SUBSIDIARIES") is licensed to transact such business, in each case identifying the lines of insurance or reinsurance business so authorized. This
Section 3.12 shall not be deemed to cover matters covered by Section 3.31.

                     SECTION 3.13 Employee Plans. (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a list of (i) all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee benefit plans or other benefit arrangements or payroll practices including, without limitation, executive compensation, consulting or other compensation agreements, equity or equity-based compensation, deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation, disability, hospitalization, medical insurance, life insurance, scholarship programs and directors' benefit, or bonus or other incentive compensation arrangements, which the Company or any of its subsidiaries maintains, contributes to or as to which the Company has any obligation or liability (contingent or otherwise) (each an "EMPLOYEE BENEFIT PLAN" and collectively, the "EMPLOYEE BENEFIT PLANS"); and (ii) all "employee pension plans", as defined in
Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code, to which the Company, any of its subsidiaries or any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with the Company or any subsidiary under Section 414(b), (c), (m) or (o) of the Code ("ERISA AFFILIATE") has ever sponsored, maintained, contributed or been obligated to contribute in the last six years (the "TITLE IV PLANS"). Except as separately set forth on
Section 3.13(a) of the Company Disclosure Schedule, none of the Employee Benefit Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("MULTIEMPLOYER PLAN"), or is or has been subject to Sections 4063 or 4064 of ERISA ("MULTIPLE EMPLOYER PLANS"), nor has the Company, its subsidiaries or any ERISA Affiliate ever been obligated to contribute to a Multiemployer Plan.

                     (b) True, correct and complete copies of the following documents, to the extent applicable, with respect to each of the Employee Benefit Plans and Title IV Plans (other than a Multiemployer Plan) will be made available or delivered to Parent by the Company no later than the Company Schedule Delivery Date: (i) the most recent plan and related trust documents, and amendments thereto; (ii) the three most recent Forms 5500 and schedules thereto; (iii) the most recent Internal Revenue Service ("IRS") determination letter; (iv) the three most recent financial statements and actuarial valuations, if applicable; (v) the most recent summary plan descriptions; (vi) material written communications to employees relating to any Employee Benefit Plan within the preceding 60 days; and (vii) written descriptions of all non-written Employee Benefit Plans.

                     (c) As of the date hereof, (i) all payments required to be made by or under any Employee Benefit Plan, any related trusts, or any collective bargaining agreement or pursuant to Law have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on the balance sheet, if required by GAAP, on or prior to the Closing Date; (ii) the Company and its subsidiaries have performed all material obligations required to be performed by them under any Employee Benefit Plan;
(iii) the Employee Benefit Plans have been administered in material compliance with their terms and the requirements of ERISA, the Code and other applicable Laws; (iv) there are no material actions, suits, arbitrations or claims (other than routine claims for benefits) pending or, to the Company's knowledge, threatened with respect to any Employee Benefit Plan; and (v) the Company and its subsidiaries have no material liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise Tax or civil penalty.

                     (d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule:

                     (i) With respect to each of the Title IV Plans, the assets exceed the liabilities of such Plan based on the most recent actuarial report for such Plan (including the assumptions contained therein).

(ii)       There has been no "reportable event", as that term is defined in
           Section 4043 of ERISA and the regulations thereunder with respect to the Title IV Plans, which would require the giving of notice or would require disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA and which (in either case) resulted or may reasonably be expected to result in any Material Adverse Effect on the Company.

(iii) Neither the Company nor any ERISA Affiliate has since the Audit Date any liability in respect of termination of any Title IV Plan, nor have any such entities incurred any outstanding liability under
           Section 4062 of ERISA to the Pension Benefit Guaranty Corporation ("PBGC"), or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC with respect to the Title IV Plans have been paid.

(iv) Neither the Company nor any ERISA Affiliate or any organization to which the Company or any ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction within the last five years which comes within the meaning of Section 4069 of ERISA.

                     (e) The Company and its subsidiaries are not subject to any unsatisfied withdrawal liability with respect to any Multiemployer Plan.

                     (f) Each of the Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so "qualified" and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and the Company knows of no fact which would adversely affect the qualified status of any such Pension Plan or the exemption of such trust.

                     (g) None of the Employee Benefit Plans provide for continuing post-employment health or life insurance coverage for any participant or any beneficiary of a participant except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                     (h) No stock or other security issued by the Company forms a material part of the assets of any Employee Benefit Plan.

                     (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will by itself or in combination with any other event (i) result in any material payment becoming due, or materially increase the amount of compensation due, to any current or former employee of the Company or any of its subsidiaries; (ii) materially increase any benefits otherwise payable under any Employee Benefit Plan; or
(iii) result in the acceleration of the time of payment or vesting of any such material benefits.

                     SECTION 3.14 Labor Matters. (a) Section 3.14 of the Company Disclosure sets forth a list of all employment, labor or collective bargaining agreements to which the Company or any subsidiary is party and except as set forth therein, there are no employment, labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries. The Company has heretofore made or, no later than on the Company Schedule Delivery Date, will make available to Parent true and complete copies of (i) the employment agreements listed on Section 3.14 of the Company Disclosure Schedule and (ii) the labor or collective bargaining agreements listed on Section 3.14 of the Company Disclosure Schedule, together with all amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

                     (b) Except as set forth in Section 3.14 of the Company Disclosure Schedule, no employees of the Company or any of its subsidiaries are represented by any labor organization; no labor organization or group of employees of the Company or any of its subsidiaries has, to the Company's knowledge, made a pending demand for recognition or certification; and, to the Company's knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Company's knowledge, there are no organizing activities involving the Company or any of its Subsidiaries pending with any labor organization or group of employees of the Company or any of its subsidiaries.

                     (c) There are no unfair labor practice charges or grievances pending or, to the Company's knowledge, threatened in writing by or on behalf of any employee or group of employees of the Company or any of its subsidiaries.

                     (d) There are no complaints, charges or claims against the Company or any of its subsidiaries pending, or, to the Company's knowledge, threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its subsidiaries.

                     SECTION 3.15 Environmental Matters. (a) For purposes of this Agreement:

(i) "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all losses, liabilities, obligations, damages (including compensatory, punitive and consequential damages), fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation, feasibility studies and the costs to clean up, remove, treat, or in any other way address any Hazardous Materials (as hereinafter defined)) arising from, under or pursuant to any Environmental Law (as hereinafter defined);

(ii) "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign Law (including common Law), statute, or other legal requirement relating to the protection of natural resources, the environment and public and employee health and safety or pollution or the release or exposure to Hazardous Materials (as hereinafter defined) as such Laws have been and may be amended or supplemented as of the Closing Date;

(iii) "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated, classified or otherwise characterized as hazardous, toxic, pollutant, contaminant or words of similar meaning or regulatory effect by any Governmental Entity, and includes, without limitation, petroleum, petroleum by-products and wastes, asbestos and polychlorinated biphenyls;

(iv) "RELEASE" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its subsidiaries; and

(v) "REMEDIAL ACTION" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under or taken pursuant to any Environmental Law to (A) clean up, remove, treat, or in any other way, ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance in all material respects with any Environmental Law.

                     (b) Except as set forth in Section 3.15 of the Company Disclosure Schedule:

(i) The Company and its subsidiaries have been and, as of the Closing Date, will be, in material compliance with all Environmental Laws, except where the failure to so comply does not or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and, to the Company's knowledge, there are no facts, circumstances or conditions relating to the current or former operations of the Company and its subsidiaries or any real property currently or formerly owned, operated or leased by the Company or its subsidiaries, which without material capital expenditures, would prevent material compliance in the future;

(ii) The Company and its subsidiaries have obtained and will, as of the Closing Date, maintain all permits, authorizations, licenses or similar approvals required under applicable Environmental Laws ("ENVIRONMENTAL PERMITS") for the continued operations of their respective businesses as currently operated and as will be operated as of the Closing Date, except such Environmental Permits the lack of which do not or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

(iii) The Company and its subsidiaries are not subject to any outstanding written orders or parties to material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material except for such orders or contracts that would not reasonably be expected to have a Material Adverse Effect on the Company;

(iv) The Company and its subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability (real or potential) under any Environmental Law, and to the Company's knowledge there are no investigations or proceedings pending or threatened against the Company regarding potential liability under Environmental Laws which violation or liability would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

(v) To the knowledge of the Company, neither the Company nor any of its subsidiaries has any contingent liability in connection with the Release of any Hazardous Material (whether on-site or off-site) which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, except as provided under the terms of insurance policies issued by the Insurance Subsidiaries;

(vi) The operations of the Company or its subsidiaries do not involve the transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent at quantities or for durations requiring an Environmental Permit.

(vii) There is not now, nor to the Company's knowledge, has there been in the past, on or in any property of the Company or its subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls, the presence of which would reasonably be expected to have a Material Adverse Effect on the Company; and

                     (c) None of the exceptions set forth on Schedule 3.15 are reasonably likely to result in the Company and its subsidiaries incurring

Environmental Costs and Liabilities which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (d) No later than the Company Schedule Delivery Date, the Company will make available to Parent and Purchaser copies of all environmentally related assessments, audits, investigations, sampling or similar reports relating to the Company or its subsidiaries or any real property currently or formerly owned, operated or leased by the Company and its subsidiaries, to the extent in the possession, custody or control of the Parent, Company or its subsidiaries.

                     SECTION 3.16 Tax Matters. (a) The Company and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any of its subsidiaries is a member, has timely filed all federal income Tax Returns and all other material Tax Returns and reports required to be filed by it. All such Tax Returns are true, complete and correct in all material respects. The Company and each of its subsidiaries has timely paid (or the Company has timely paid on its subsidiaries' behalf) all Taxes due for the periods covered by such Tax Returns except for any Taxes reflected as a liability on financial statements properly reported in accordance with GAAP. The Company and each of its subsidiaries will file all Tax Returns that it may become required to file on or after the date of this Agreement and on or before the Closing Date (taking into account extensions). All Tax Returns that the Company and each of its subsidiaries files on or after the date of this Agreement and prior to the Closing Date will be true, correct and complete in all material respects, and all Taxes due in connection with such Tax Returns will be paid when due except for any Taxes reflected as a liability on financial statements properly reported in accordance with GAAP. The most recent consolidated financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all Taxable periods and portions thereof through the date of such financial statements and the Company and each of its subsidiaries will maintain until the Closing Date on its books and records reserves adequate to pay all Taxes not yet due and payable in accordance with GAAP. The Company will make available to Parent, no later than the Company Schedule Delivery Date, copies of (i) all federal, state, local and foreign Tax Returns filed by the Company and each of its subsidiaries for all taxable periods ending on or after December 31, 1996 and all Tax Returns for all other taxable periods with respect to which the statute of limitations has not expired or been closed; and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to the Company and each of its subsidiaries. For purposes of this Agreement, "TAX" or "TAXES" shall mean all taxes, charges, fees, imposts, levies or other assessments or liabilities, including, without limitation, all income, net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated Taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, assessments, reassessments, additions to Tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by assumption, contract, Tax sharing agreement, Tax indemnity agreement, Tax reimbursement agreement, Tax assumption agreement or any similar agreement, any liability imposed pursuant to Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under state, local or foreign law), and any liabilities imposed by operation of law or otherwise. "TAX RETURNS" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

                     (b) No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its subsidiaries, no outstanding agreements, waivers, or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, material Taxes due from or with respect to the Company or any of its subsidiaries for any taxable period is in effect, no requests for waivers of the time to assess any material Taxes due from or with respect to the Company or any of its subsidiaries are pending, and to the knowledge of the Company, no requests for waivers of the time to assess any other material Taxes that could be imposed on the Company or any of its subsidiaries or for which the Company or any of its subsidiaries could be liable ("OTHER MATERIAL TAXES") are pending and no power of attorney with respect to any material Taxes has been executed or filed with any taxing authority by the Company or any of its subsidiaries, or, to the knowledge of the Company, by any other party whose Tax could be imposed on the Company or any of its subsidiaries or for whose Tax the Company or any of its subsidiaries could be liable. No material issues relating to (i) Taxes due from or with respect to the Company or any of its subsidiaries or, (ii) to the knowledge of the Company, any Other Material Taxes have been raised in writing by the relevant taxing authority during any presently pending audit or examination. No issue has been raised by any taxing authority which, by application of the same principles, would reasonably be expected to result in a proposed deficiency in a material amount for any subsequent taxable period. The statute of limitations in respect of material Tax Returns of the Company or any of its subsidiaries has expired or has been closed for all taxable periods ended prior to December 31, 1996.

                     (c) No material liens for Taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory liens for Taxes not yet due and payable.

                     (d) None of the Company or any of its subsidiaries is a party to, is bound by or has any obligation under any Tax sharing agreement, Tax allocation agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

                     (e) None of the Company or any of its subsidiaries has taken or agreed to take any action, or to the knowledge of the Company is aware of any fact or circumstance, that would reasonably be likely to prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code.

                     (f) There are no employment, severance or termination agreements, other compensation arrangements, Employee Benefit Plans, or other contracts or agreements (including any stock options) currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that would give rise to a payment which is nondeductible by reason of
Section 280G of the Code.

                     (g) The Company and its subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes.

                     (h) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are currently pending with regard to any material Taxes or Tax Returns of the Company or its subsidiaries and neither the Company nor any of its subsidiaries has received a written notice of any proposed or pending audit or proceeding.

                     (i) Neither the Company nor any of its subsidiaries nor any other person on behalf thereof has agreed to or is required to make any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method or has any knowledge that the IRS or any other taxing authority has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company or its subsidiaries.

                     (j) Neither the Company nor any of its subsidiaries nor any other person on behalf thereof has (i) with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries; (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of state, local or foreign Tax Law with respect to the Company or any of its subsidiaries; (iii) received or filed any requests for rulings or determinations in respect of any Taxes; or (iv) extended the time within which to file any material Tax Return, which Tax Return has since not been filed, or the assessment or collection of material Taxes, which Taxes have not since been paid.

                     (k) No property owned by the Company or any of its subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue

Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "TAX EXEMPT USE PROPERTY" within the meaning of Section 168(h)(1) of the Code; (iii) is Tax exempt bond financed property" within the meaning of Section 168(g) of the Code; or (iv) is "limited use property" within the meaning of Rev. Proc. 76-30.

                     (l) The Company is not currently, and has not been within the last five years, a "UNITED STATES REAL PROPERTY HOLDING CORPORATION" within the meaning of Section 897(c) of the Code.

                     (m) No subsidiary of the Company owns any Shares, other than as disclosed on Section 3.18(m) of the Company Disclosure Schedule.

                     (n) To the Company's knowledge, no claim has been made within the past three years by a taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns to the effect that the Company or any of its subsidiaries is or may be subject to Tax by that jurisdiction.

                     (o) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 162(m) of the Code.

                     (p) Neither the Company nor any of its subsidiaries (i) has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar or analogous group defined under a similar or analogous state, local or foreign Law) other than an affiliated group the common parent of which is the Company or (ii) has any liability under Treasury Regulation Section 1.1502-6 (or any predecessor or successor thereof or analogous or similar provision under state, local or foreign Law), as a transferee or successor, by contract or otherwise for Taxes of any affiliated group of which the Company is not the common parent.

                     (q) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                     (r) None of the assets of the Company or its subsidiaries directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

                     (s) Neither the Company nor any of its subsidiaries (i) engaged in any "intercompany transactions" in respect of which gain in excess of $1 million for any single transaction or in excess of $10 million in the aggregate with all other such transactions was and continues to be deferred pursuant to Treasury Regulation Section 1.1502-13 or any predecessor or successor thereof or analogous or similar provision under state, local or foreign Law or (ii) has "excess loss accounts" in excess of $1 million in respect of the stock of any subsidiary or, in the aggregate for all such excess loss accounts, in excess of $10 million pursuant to Treasury Regulation Section 1.1502-19, or any predecessor or successor thereof or analogous or similar provision under state, local or foreign Law.

                     SECTION 3.17 Absence of Questionable Payments. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. To the Company's knowledge, the Company and each of its subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act.

                     SECTION 3.18 Material Contracts. (a) Section 3.18 of the Company Disclosure Schedule sets forth a list of all Material Contracts (as hereinafter defined). The Company has heretofore made available, or will prior to the Company Schedule Delivery Date make available, to Parent true, correct and complete copies of all written or oral contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of the Company and its subsidiaries taken as a whole, all: (i) employment, severance, product design or development, personal services, consulting, non-competition or indemnification contracts (including, without limitation, any contract to which the Company or any of its subsidiaries is a party involving employees of the Company); (ii) licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1997, excluding activities in the investment portfolio of the Insurance Subsidiaries; (vi) contracts, agreements, stipulations, consent orders and other arrangements with any Governmental Entity (other than insurance regulatory authorities); (vii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred; (viii) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business; (ix) contracts or agreements that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC on the date hereof; and (x) commitments and agreements to enter into any of the foregoing (collectively, the "MATERIAL CONTRACTS").

                     (b) Each of the Material Contracts constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (subject to the Enforceability Exception) and is in full force and effect. There is no default under any Material Contract so listed either by the Company or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the Company's knowledge, any other party, in any such case in which such default or event does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (c) No party to any such Material Contract has given notice to the Company of or made a claim against the Company with respect to any material breach or default thereunder, in any such case in which such breach or default does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     SECTION 3.19 Insurance. Section 3.19 of the Company Disclosure Schedule sets forth a list of material insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by the Company or any of its subsidiaries that insure the business, operations, or affairs of the Company or any subsidiary thereof or affect or relate to the ownership, use, or operations of any of the assets of the Company or any subsidiary thereof. All such policies (i) have been issued by insurers, which, in the Company's view, are reputable and financially sound and (ii) in the Company's view, provide coverage for the operations conducted by the Company and its subsidiaries of a scope and coverage consistent with customary industry practice.

                     SECTION 3.20 Risk Management Instruments. All material interest rate swaps, caps, floors, collars, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the Company's own account, or for the account of one or more of the Company's subsidiaries, were entered into (a) in accordance in all material respects with all applicable Law and in the Company's view with prudent business practices and (b) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its subsidiaries, enforceable in accordance with its terms, subject to the Enforceability Exception. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

                     SECTION 3.21 Intellectual Property. (a) Section 3.21 of the Company Disclosure Schedule sets forth a list of all patents, patent applications, registered Trademarks (as hereinafter defined) and material unregistered Trademarks, registered Copyrights (as hereinafter defined) and material unregistered Copyrights, proprietary computer software and material licenses where the Company or any of its subsidiaries are licensee (with the exception of licenses of off-the-shelf software) included in the Intellectual Property (as hereinafter defined) of the Company and its subsidiaries.

                     (b) The Company and its subsidiaries own or possess adequate licenses or other valid rights to use (in each case, free and clear of any Liens other than Permitted Liens), all Intellectual Property used or held for use in connection with the business of the Company and its subsidiaries as currently conducted or as contemplated to be conducted other than such Intellectual Property the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (c) The use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any of its subsidiaries acquired the right to use any Intellectual Property other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (d) To the Company's knowledge, no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (e) Neither the Company nor any of its subsidiaries has received any notice written or otherwise of any assertion or claim, pending or not, with respect to any Intellectual Property used by the Company or its subsidiaries other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (f) No Intellectual Property owned/or licensed by the Company or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means (i) all trademarks, trademark rights, trade names, trade name rights, trade dress and other indications of origin, corporate names, brand names, logos, certification rights, service marks, applications for trademarks and for service marks, the goodwill associated with the foregoing and registration in any jurisdiction of, and applications in any jurisdictions to register, the foregoing, including any extension, modification or renewal of any such registration or application ("TRADEMARKS"); (ii) all inventions, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), in any jurisdiction, all improvements thereto, and all patents, patent rights, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (iii) know-how and other proprietary rights and information, nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; (iv) writings and other works, whether copyrightable or not, in any jurisdiction, and all registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof ("COPYRIGHTS"); (v) all mask works and all applications, registrations and renewals in connection therewith, in any jurisdiction; (vi) all computer software (including data and all available related documentation); (vii) any similar intellectual property or proprietary rights; and (viii) all copies and tangible documentation thereof and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

                     SECTION 3.22 Opinion of Financial Advisor. Bear, Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette (the "FINANCIAL Advisors") have delivered to the Company Board their opinions, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of Shares from a financial point of view, and such opinions have not been withdrawn or modified.

                     SECTION 3.23 Brokers. No broker, finder or investment banker (other than the Financial Advisors and Tri-River Capital Group, Inc., true and correct copies of whose engagement agreements have been provided or, no later than the Company Schedule Delivery Date, will be provided to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates.

                     SECTION 3.24 Takeover Statute; Dissenters' Rights. The Company has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby (the "COVERED TRANSACTIONS") are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover Laws and regulations (other than insurance holding company laws) of any state (collectively, "TAKEOVER STATUTES"), including, without limitation, Section 203 of the DGCL, or any antitakeover provision in the Company's certificate of incorporation or bylaws. The provisions of Section 203 of the DGCL do not apply to the Covered Transactions. Holders of Shares do not have dissenters' rights in connection with the Merger.

                     SECTION 3.25 Related Party Transaction. Except as set forth in the SEC Reports or in Section 3.25 of the Company Disclosure Schedule and except in for those arrangements that would not be required to be disclosed under Section 404 of Regulation S-K, assuming the disclosure requirements contained therein applied to any such person, no director, officer or affiliate of the Company (i) has any indebtedness or other similar obligation to the Company or any of its subsidiaries, (ii) is the beneficiary of any guaranty or similar instrument issued by the Company or any of its subsidiaries or (iii) is a party to any legally binding contract, commitment or obligation to, from or with the Company or any of its subsidiaries, other than employment related benefits contemplated by or disclosed in this Agreement.

                     SECTION 3.26 SAP Statements. The Company has previously made available or, no later than the Company Schedule Delivery Date, will make available, to Parent true and complete copies of the following:

                     (a) the annual statement of each Insurance Subsidiary as at December 31 in each of the years ended December 31, 1999, 1998 and 1997, in each case as filed with the insurance regulatory authority of the jurisdiction of domicile of the such Insurance Subsidiary (each, an "ANNUAL STATEMENT");

                     (b) the quarterly statement of each Insurance Subsidiary for the quarter ended March 31, 2000, in each case as filed with the insurance regulatory authority of the jurisdiction of domicile of such Insurance Subsidiary (each, a "QUARTERLY STATEMENT"); and

                     (c) any annual statements or quarterly statements of any Insurance Subsidiary that were filed during 2000 in any jurisdiction that differ in any material respect from the corresponding Annual Statements and Quarterly Statements that were filed during 2000 in the domicile jurisdictions of the Insurance Subsidiaries.

Each such statement (collectively, the "SAP STATEMENTS") was prepared in accordance in all material respects with SAP and presents fairly in all material respects the financial position of the relevant Insurance Subsidiary as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of such Insurance Subsidiary for and during the respective periods covered thereby.

                     SECTION 3.27 Reserves. All statutory reserves with respect to insurance as established and reflected in the December 31, 1999 Annual Statement and March 31, 2000 Quarterly Statement of each of the Insurance Subsidiaries were determined, in all material respects, in accordance with the requirements for reserves established by the insurance department (or comparable regulatory authority) of the jurisdiction of domicile of such Insurance Subsidiary and generally accepted actuarial standards and principles. The admitted assets of each of the Insurance Subsidiaries, as determined under applicable insurance Laws, are in an amount at least equal to the minimum amounts as required by such Laws.

                     SECTION 3.28 Threats of Cancellation. Except as disclosed in Section 3.28 of the Company Disclosure Schedule, since December 31, 1999, no policyholder, group of affiliated policyholders, or persons writing, selling, or producing insurance business that individually or in the aggregate accounted for 5% or more of the aggregate premium considerations of the Insurance Subsidiaries taken as a whole for the year ended December 31, 1999, has terminated or (to the knowledge of the Company) threatened to terminate its relationship with the Insurance Subsidiaries.

                     SECTION 3.29 Insurance Issued. Except as required by Law or except as disclosed in Section 3.29 of the Company Disclosure Schedule:

                     (a) All outstanding insurance contracts, policies, binders and other agreements (collectively, "CONTRACTS") issued, reinsured, or underwritten by any Insurance Subsidiary are, to the extent required under applicable Laws, on forms and at rates approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection, except for such failures to obtain such approvals or make such filings as do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (b) All insurance Contract benefits payable by any Insurance Subsidiary have in all material respects been paid in compliance with the terms of the insurance and other Contracts under which they arose, except for such benefits for which the relevant Insurance Subsidiary believes there is a reasonable basis to contest payment.

                     (c) No outstanding insurance Contract issued, reinsured, or underwritten by any Insurance Subsidiary entitles the holder thereof or any other person to receive dividends, distributions, or other benefits based on the revenues or earnings of the Company, any subsidiary thereof or any other person.

                     (d) The ratings applied by the Insurance Subsidiaries conform in all material respects to the ratings required pursuant to the terms of the respective reinsurance, coinsurance, or other similar Contracts to which any Insurance Subsidiary is a party.

                     (e) To the knowledge of Company, all amounts to which any Insurance Subsidiary is entitled under reinsurance, coinsurance, or other similar Contracts (including without limitation amounts based on paid and unpaid losses) are fully collectible.

                     (f) To the knowledge of the Company, each insurance agent, solicitor, or customer representative, including without limitation salaried employees of any Insurance Subsidiary performing the duties of an insurance agent, solicitor, or customer representative (collectively, an "AGENT"), at the time such Agent wrote, sold, or produced business, or performed such other act that may require an agent's, solicitor's, or other insurance license within the United States for or on behalf of such Insurance Subsidiary, was duly licensed and appointed, where required, as an insurance agent (for the type of business written, sold, or produced by such Agent) in the particular jurisdiction in which such Agent wrote, sold, produced, or serviced such business, as may be required by the various states, except for such failures to be so licensed or appointed as do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (g) To the knowledge of the Company, no Agent is in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to the writing, sale, or production of business for or on behalf of any Insurance Subsidiary, except for such violations as do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (h) Except for insurance Contracts registered under applicable securities laws, no insurance Contract issued or underwritten by any Insurance Subsidiary at any time constituted a "security" (as such term is used in federal or state securities Laws).

                     SECTION 3.30 Reinsurance and Coinsurance. Set forth in
Section 3.30 of the Company Disclosure Schedule is a list of all material reinsurance and coinsurance treaties or agreements, including without limitation retrocessional agreements, to which any Insurance Subsidiary is a party or has any rights or obligations, a copy of each of which will be made available to Parent no later than the Company Schedule Delivery Date. As of the date hereof, all such treaties or agreements (i) are in full force and effect, (ii) to the knowledge of the Company, constitute legal, valid and binding obligations of the applicable counterparty enforceable against such counterparty in accordance with their terms except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, fraudulent conveyance, preferential transfers, rehabilitation, moratorium, or similar Laws now or hereafter in effect relating to or affecting creditors' rights generally or of application to insurance companies relating to or affecting policyholders' and creditors' rights and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar person before which any proceeding therefor may be brought (collectively, the "ENFORCEABILITY EXCEPTION") and (iii) constitute the valid and legally binding obligation of the relevant Insurance Subsidiaries enforceable in accordance with their terms (subject to the Enforceability Exception). Except as set forth in Section 3.30 of the Company Disclosure Schedule, (i) neither any Insurance Subsidiary nor, to the knowledge of the Company, any counterparty to any such reinsurance or coinsurance treaties or agreements, is in material default under any such reinsurance or coinsurance treaty or agreement; (ii) there is no current material dispute, controversy, difference of interpretation, or disagreement in connection with any of such reinsurance or coinsurance treaties or agreements or performance by any of the respective parties thereunder; and (iii) all reinsurance premiums currently due from the Insurance Subsidiaries under any of such reinsurance or coinsurance treaties or agreements were paid in full or adequately reserved for by the Insurance Subsidiaries.

                     SECTION 3.31 Regulatory Matters. Except as set forth in
Section 3.31 to the Company Disclosure Schedule, neither the Company nor any Insurance Subsidiary, or their respective properties, is a party to or is subject to any order, decree, supervisory agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Governmental Entity responsible for the regulation of insurance. Except as set forth in Section 3.31 of the Company Disclosure Schedule, neither the Company nor any Insurance Subsidiary has been advised in writing by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, supervisory agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission. The Company has made available or, no later than the Company Schedule Delivery Date, will make available to Parent true and complete copies of all financial and market conduct examination reports of all applicable insurance regulatory authorities since January 1, 1995 relating to the Insurance Subsidiaries.

                     SECTION 3.32 Surety Sale.

                     (a) The parties acknowledge that the Company is making no representation or warranty hereunder with respect to, and each representation and warranty herein shall be deemed to be not referring to or covering the Business (as defined in the Surety Agreement) or any assets or liabilities related to the Business.

                     (b) The representations and warranties made by the Company and any of its affiliates in the Surety Agreement and any document, certificate or agreement relating thereto or delivered in connection therewith (collectively with the Surety Agreement, the "SURETY SALE DOCUMENTS") were (when made) and will be (at closing of the transactions contemplated thereby) true and correct, and all covenants or other agreements to be performed by the Company or any of its affiliates under the Surety Sale Documents have been (or will be as of closing of the transactions contemplated thereby) performed or waived pursuant to the terms thereof, except in each case for such failures to be true and correct and such failures to perform as do not and are not reasonably expected to result in a Material Adverse Effect on the Company. The Company and its affiliates do not and are not reasonably likely to owe any amounts for indemnification under the Surety Agreement or breach of any provision of any of the Surety Sale Documents, except such amounts that are not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect on the Company. The provisions in this subjection 3.32(b) shall be operative only after the consummation of the sale of the Business.

                     (c) If the transactions contemplated by the Surety Sale Documents are not consummated prior to the Closing Date, then Sections 3.32(a) and (b) above shall be of no further force or effect and the representations and warranties set forth herein shall be deemed to refer to and cover the Business and all assets or liabilities related to the Business, and the Company shall promptly (but in any event by the earlier of (i) seven days after termination of the Surety Agreement and (ii) seven days prior to the Closing Date) update the Company Disclosure Schedule as necessary to reflect the Business.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

                     Except as set forth in the disclosure schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), or in the Parent SEC Reports, Parent and Merger Sub hereby represent and warrant to the Company as follows:

                     SECTION 4.1 Organization. (a) Each of Parent and its subsidiaries, including without limitation, the Merger Sub, is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted or proposed by Parent to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     (b) Each of Parent and its subsidiaries, including without limitation, the Merger Sub, is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     (c) Parent has heretofore delivered to the Company accurate and complete copies of the articles of incorporation and bylaws of Parent as currently in effect.

                     SECTION 4.2 Capitalization of Parent and Its Subsidiaries.
(a) The authorized capital stock of Parent consists of: (i) 150,000,000 shares of Parent Common Stock, of which 55,296,728 shares of Parent Common Stock were issued and outstanding as of the close of business on May 8, 2000, and 63,116,263 shares of which are held as treasury shares, and (ii) 6,000,000 shares of preferred stock, $1.00 par value per share, no shares of which are outstanding. All of the shares of Parent Common Stock have been duly authorized, validly issued, and are fully paid, non-assessable and free of preemptive rights. As of May 16, 2000, 2,000,000 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of options or warrants to purchase Parent Common Stock. Except as and to the extent publicly disclosed in the Parent SEC Reports (as hereinafter defined), since December 31, 1999, no shares of Parent's capital stock have been issued, and no stock options or warrants have been granted except as disclosed in Section 4.2(a) of the Parent Disclosure Schedule. Except as described in the Parent SEC Reports, as disclosed in Section 4.2(a) of the Parent Disclosure Schedule and as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Parent,
(iii) no options or other rights to acquire from Parent or any of its subsidiaries, and no obligations of Parent or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, and (iv) no equity equivalents, interests in the ownership or earnings of Parent or any of its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "PARENT SECURITIES"). There are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Except as set forth in the Parent SEC Reports, or as contemplated by this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or to which it is bound relating to the voting of any shares of capital stock of Parent. The Parent Company Stock constituting Merger Consideration, upon issuance pursuant to the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable and listed on the NYSE.

                     (b) All of the outstanding capital stock of Parent's subsidiaries (including Merger Sub) is owned by Parent, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law), except as disclosed in Section 4.2(b) of the Parent Disclosure Schedule. There are no securities of Parent or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of Parent. There are no outstanding contractual obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Parent.

                     SECTION 4.3 Authority Relative to This Agreement. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, the Stock Option Agreement, the Registration Rights Agreement and the Recognition Agreement (collectively, the "SPECIFIED AGREEMENTS") and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the Specified Agreements or to consummate the transactions contemplated hereby or thereby (other than, with respect the Share Issuance, the Parent Requisite Vote (as hereinafter defined) if required). The Specified Agreements have been duly and validly executed and delivered by each of Parent and Merger Sub, as applicable, and constitute valid, legal and binding agreements of each of Parent and Merger Sub, as applicable, enforceable against each of Parent and Merger Sub, as applicable, in accordance with their respective terms.

                     (b) The Boards of Directors of Parent (the "PARENT BOARD") and Merger Sub and Parent as the sole stockholder of Merger Sub have duly and validly authorized the execution and delivery of the Specified Agreements and the consummation of the transactions contemplated hereby and thereby, and taken all corporate actions required to be taken by such Boards of Directors and Parent as the sole stockholder of Merger Sub for the consummation of the transactions. If required by the rules of the NYSE, the affirmative approval of the holders of Parent Common Stock representing a majority of votes cast at the Parent Stockholders Meeting (as hereinafter defined) (provided the total votes cast on the proposal represent more than 50% of the Parent Common Stock entitled to vote thereon) (the "PARENT REQUISITE VOTE") would be the only vote of the holders of any class or series of capital stock of Parent necessary to approve the Share Issuance. Article Fourth of Parent's Certificate of Incorporation is inapplicable to the acquisition of any shares of Parent Common Stock by any Holder of shares of Company Common Stock pursuant hereto. Other than Article Fourth, the Parent Common Stock is not subject to any restriction on transfer other than pursuant to applicable Law.

                     SECTION 4.4 SEC Reports; Financial Statements. (a) Parent has filed all required forms, reports and documents with the SEC (the "PARENT SEC FILINGS") since January 1, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Parent has heretofore delivered to the Company, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for the fiscal year ended December 31, 1999, 1998 and 1997, (ii) all definitive proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since January 1, 1997 and (iii) all other reports or registration statements filed by Parent with the SEC since January 1, 2000 through the date of this Agreement (the "PARENT SEC REPORTS"). None of the Parent SEC Filings, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including footnote disclosure) and fairly present in all material respects, in conformity with GAAP on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and to the fact that quarterly financial statements exclude certain footnotes required by GAAP). Since December 31, 1999, there has not been any change, or any application or request for any change, by Parent or any of its subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes.

                     SECTION 4.5 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading and (ii) the Proxy Statement will, at the date mailed to stockholders and at the times of the Company Stockholder Meeting and the Parent Stockholder Meeting, if required, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, Parent shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                     SECTION 4.6 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the HSR Act, the filing and recordation of the Certificate of Merger as required by the DGCL, the consents, filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 4.6 of the Parent Disclosure Schedule and any filing, permit, authorization, consent and approval required as a result of the conduct of the Company's business, and as otherwise set forth in Section 4.6 to the Parent Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Merger Sub of the Specified Agreements or the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Neither the execution, delivery or performance of the Specified Agreements by Parent or Merger Sub, as the case may be, nor the consummation by Parent or Merger Sub, as the case may be, of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the respective articles of incorporation or bylaws (or similar governing documents) of Parent or Merger Sub or any of Parent's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub or any of Parent's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any Law applicable to Parent or Merger Sub or any of Parent's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or as disclosed in Section 4.6 of the Parent Disclosure Schedule.

                     SECTION 4.7 Compliance with Applicable Law. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "PARENT PERMITS"), except for failures to hold such Parent Permits which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, the businesses of Parent and its subsidiaries are not being conducted in violation of any Law, ordinance or regulation of any Governmental Entity applicable to Parent or its subsidiaries except for violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or to Parent's knowledge, threatened, nor, to Parent's knowledge, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Parent reasonably believes do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                     SECTION 4.8 Section 368(a) Reorganization. None of Parent or any of its subsidiaries has taken or agreed to take any action, or to the knowledge of Parent is aware of any fact or circumstance, that would reasonably be likely to prevent the Merger from constituting a reorganization qualifying under the provisions of section 368(a) of the Code.

                     SECTION 4.9 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                     SECTION 4.10 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub or any of their affiliates.

                     SECTION 4.11 Company Benefit Plans and Employee Policies. Parent has no present plans or intention to alter or terminate upon effectiveness of the Merger any benefit plans or policies generally available or applicable to employees of the Company and its subsidiaries.

 SECTION 4.12 No Undisclosed Liabilities; Ordinary Course. Except as and to the extent publicly disclosed by the Parent in the Parent SEC Reports, as of December 31, 1999, none of the Parent or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the Consolidated balance sheet of the Company (including the notes thereto) or which do or would reasonably be expected to have individually or in the aggregate, a Material Adverse Effect on the Parent. Since December 31, 1999, except and to the extent publicly disclosed in the Parent SEC Reports, Parent and its subsidiaries have conducted their business in the ordinary course consistent with past practice.

                     SECTION 4.13 Prior Acquisition Approvals. Since 1990 and, to the knowledge of Parent, prior to such time, no application or request for approval to acquire control (whether by merger, stock acquisition or otherwise) of any insurance or reinsurance company filed by or on behalf of Parent with any Governmental Entity responsible for regulation of insurance has been denied, disapproved or rejected.

                                   ARTICLE V

                    COVENANTS RELATED TO CONDUCT OF BUSINESS

                     SECTION 5.1 Conduct of Business of the Company. Except (1) as contemplated by this Agreement, (2) as required to permit the Company and its subsidiaries to comply with the terms of the Surety Agreement and the Ancillary Agreements (as defined in the Surety Agreement), (3) as contemplated by the Restructuring Plan (as defined below), (4) the granting of restricted stock pursuant to the Company's existing 2000 Restricted Stock Plan as set forth on
Schedule I hereto and (5) the refinancing of the Company's indebtedness outstanding in the aggregate principal amount of $735.1 million at March 31, 2000 on terms and conditions consented to by Parent, which consent shall not be unreasonably withheld, delayed or conditioned ((1), (2), (3), (4) and (5)) being referred to hereinafter as the "SPECIFIED EXCEPTIONS"), during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary and usual course of business consistent in all material respects with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, (subject to the limitations imposed by this Section 5.1) (i) use commercially reasonable efforts to preserve intact its current business organizations, (ii) use commercially reasonable efforts to keep available the service of its current officers and employees and (iii) use commercially reasonable efforts to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in the Company Disclosure Schedule and except for the Specified Exceptions, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:

                     (a) amend its certificate of incorporation or (in the case only of the Company and any Material Subsidiary) bylaws (or other similar governing instrument);

                     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of Shares pursuant to outstanding Company Stock Options, pursuant to options outstanding at the date hereof under the Stock Purchase Plan or sales or issuances of securities of wholly-owned subsidiaries of the Company made to other wholly-owned subsidiaries of the Company (in each case whether direct or indirect);

                     (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (except to the extent any restriction in the payment of dividends by any subsidiary of the Company is prohibited by the existing terms of the Company's outstanding indebtedness and except for dividends from any subsidiary of the Company to any wholly-owned subsidiary of the Company (whether direct or indirect) or to the Company); (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries;

                     (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries, or take any action to effect or implement any of the foregoing (other than the Merger and the restructuring plan previously delivered to Parent (the "RESTRUCTURING PLAN"), provided that such Restructuring Plan is not modified or changed in any material respect or abandoned, in any case without the consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned);

                     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under (x) existing lines of credit in the ordinary and usual course of business consistent in all material respects with past practice and in amounts not to exceed $50,000 or (y) the existing credit facility of Reliance Insurance Company used to meet its working capital requirements in the ordinary course of business consistent in all material respects with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent in all material respects with past practice and in amounts not to exceed $50,000 individually (other than surety and fidelity bonds and policies issued by any Insurance Subsidiary in the ordinary course of business consistent in all material respects with past practice);
(iii) make any loans, advances or capital contributions to, or investments in, any other person (other than (x) to the wholly owned subsidiaries of the Company or to the Company, in any case, in the ordinary and usual course of business consistent in all material respects with past practice or (y) customary loans or advances to employees in the ordinary and usual course of business consistent in all material respects with past practice and in amounts not to exceed $50,000 individually); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries other than the shares of capital stock of any wholly-owned subsidiary (whether direct or indirect) of the Company to secure any indebtedness to any wholly-owned direct or indirect subsidiary of the Company; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon; provided, however, that nothing in this Agreement shall be deemed to limit in any manner the ability of the Insurance Subsidiaries to conduct their investment portfolio activities in the ordinary course of business consistent in all material respects with the Investment Guidelines;

                     (f) except as may be required by Law or as contemplated by this Agreement, (i) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner (except with respect to termination or severance payment amounts not to exceed $1,000,000 in the aggregate), (ii) (except as required under existing agreements or applicable Law) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); or
(iii) contribute to or otherwise fund any trust (other than a trust qualifying under Section 501(a) of the Code or with respect to health and dental benefits for active employees under Section 501(c)(9) of the Code.

                     (g) acquire, sell, lease or dispose of any assets (including, without limitation, by means of reinsurance) outside the ordinary and usual course of business consistent in all material respects with past practice or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, enter into any commitment or transaction outside the ordinary and usual course of business consistent in all material respects with past practice or grant any exclusive distribution rights; provided, however, that nothing in this Agreement shall be deemed to limit in any manner the ability of the Insurance Subsidiaries to conduct their investment portfolio activities in the ordinary course of business consistent in all material respects with the Investment Guidelines.

                     (h) except as may be required as a result of a change in Law or in GAAP or SAP or, solely with respect to reserving principles or practices, generally accepted actuarial principles and practices, change any of the accounting, reserving, underwriting and investing principles or practices used by it or any of its subsidiaries;

                     (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent in all material respects with past practice or as required by GAAP, SAP or applicable Law;

                     (j) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement, other than in the ordinary and usual course of business consistent in all material respects with past practice or amend in any material respect any of the Material Contracts or the agreements referred to in Section 3.18; (iii) authorize any unbudgeted capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $1,000,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder; provided, however, that nothing in this Agreement shall be deemed to limit in any manner the ability of the Insurance Subsidiaries to conduct their investment portfolio activities in the ordinary course of business consistent in all material respects with the Investment Guidelines.

                     (k) unless otherwise required by Law, make or revoke any material Tax election, settle or compromise any Tax liability material to the Company and its subsidiaries taken as a whole, or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes or waive or extend the statute of limitations in respect of any material Taxes;

                     (l) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent in all material respects with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Company and its subsidiaries or incurred in the ordinary and usual course of business consistent in all material respects with past practice or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

                     (m) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

                     (n) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

                     (o) maintain the reserves of the Insurance Subsidiaries other than in accordance with the generally recognized actuarial methods and standards followed by the Insurance Subsidiaries as of the date of this Agreement, except as required by GAAP, SAP or applicable Law;

                     (p) allow any Insurance Subsidiary to enter into any reinsurance or other similar contract, whether as reinsurer or reinsured, including without limitation any surplus relief or financial reinsurance contract, except in the ordinary course of business and consistent in all material respects with past practice; or

                     (q) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(p) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect (without regard to materiality) in any manner which is reasonably likely to have a Material Adverse Effect on the Company.

                     SECTION 5.2 Conduct of Business of Parent. Except (1) as otherwise expressly provided in, or contemplated by, this Agreement, (2) to permit after the Effective Time a transaction permitted under Section 1.8, or
(3) as set forth in the Parent Disclosure Schedule, prior to the Effective Time, neither Parent nor any of its subsidiaries will, without the prior written consent of the Company:

                     (a) amend its certificate of incorporation (or other similar governing instrument);

                     (b) (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution in respect of its capital stock except the declaration and payment of regular cash dividends not in excess of $.50 per year per share of Parent Common Stock,
(iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, or (iv) issue any Parent Company Stock at a price below that of the then current fair market value therefor (it being understood that any Parent Company Stock issued pursuant to the exercise of stock options or warrants having an exercise price equal to or greater than the fair market value of such Parent Company Stock on the date of grant of such option or warrant shall be deemed to have been issued at the then current fair market value);

                     (c) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Section 5.2(a) and (b) or any action which would make the representations or warranties of Parent and Merger Sub in this Agreement (i) which are qualified as to materiality untrue or incorrect or
(ii) which are not so qualified untrue in any material respect; or

                     (d) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; provided, however, that Parent shall have the right to settle or compromise such suits, actions or claims without the consent of the Company so long as such settlement or compromise releases the Company and any named affiliates of the Company from all liability for or in connection with such action and does not contain any admission of wrongdoing on the part of the Company or any named affiliate.

                     SECTION 5.3 Access to Information; Confidentiality. (a) Between the date hereof and the Effective Time, the Company will give Parent and Merger Sub, and Parent and Merger Sub will give the Company, and their respective authorized representatives (including counsel, financial advisors and auditors) ("REPRESENTATIVES") reasonable access during normal business hours upon reasonable notice to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, or of Parent and its subsidiaries, as the case may be, will permit Parent and Merger Sub, or the Company, as the case may be, to make such inspections as such party or parties may reasonably require and will cause the Company's officers and those of its subsidiaries or the Parent's officers and those of its subsidiaries, as the case may be, to furnish the other party or parties with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, as such other party or parties may from time to time reasonably request, provided that no investigation pursuant to this Section 5.3(a) shall affect or be deemed to modify any of the representations or warranties made by the Company or the Parent and Merger Sub, as the case may be.

                     (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent and Merger Sub (and with respect to clause (ii), Parent shall furnish to the Company) (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Company management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of this clause
(ii)), shall be in accordance with the books and records of the Company.

                     (c) Each of Parent and Merger Sub will hold and will cause its authorized Representatives to hold in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement. Parent will keep all information supplied or made available to it hereunder in confidence and shall not disclose such information to anyone else other than its Representatives, except for such information that (i) is or becomes generally available to the public other than as a result of disclosure by Parent in violation of this Agreement or any other duty or obligation of confidentiality imposed on Parent, (ii) is publicly known or available to Parent prior to its disclosure by the Company, (iii) is obtained from a third party who, to Parent's knowledge, is not under any confidentiality arrangement with or other duty or obligation of confidentiality to the Company, (iv) is independently developed by Parent, or (v) is required to be disclosed by law. Notwithstanding the foregoing, Parent shall have the right to disclose information obtained under this Agreement to any national securities exchange, or governmental agency or authority pursuant to a valid request therefor. In such event, Parent will use commercially reasonable efforts to obtain confidential treatment for such disclosure and will notify the Company of the request for disclosure.

                     The Company will hold and will cause its authorized Representatives to hold in confidence all documents and information concerning Parent and its subsidiaries furnished to the Company in connection with the transactions contemplated by this Agreement. The Company will keep all information supplied or made available to it hereunder in confidence and shall not disclose such information to anyone else other than its Representatives, except for such information that (i) is or become generally available to the public other than as a result of disclosure by the Company in violation of this Agreement or any other duty or obligation of confidentiality imposed on the Company, (ii) is publicly known or available to the Company prior to its disclosure by Parent, (iii) is obtained from a third party who, to the Company's knowledge, is not under any confidentiality arrangement with or other duty or obligation of confidentiality to Parent, (iv) is independently developed by the Company, or (v) is required to be disclosed by law. Notwithstanding the foregoing, the Company shall have the right to disclose information obtained under this Agreement to any national securities exchange, or governmental agency or authority pursuant to a valid request therefor. In such event, the Company will request confidential treatment for such disclosure and will notify Parent of the request for disclosure.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                     SECTION 6.1 Preparation of S-4 and the Proxy Statement. Parent and the Company will, as promptly as practicable, jointly prepare and file with the SEC the S-4, containing a proxy statement/prospectus (which will be a joint proxy statement/prospectus if the Parent Requisite Vote is required) and forms of proxy, in connection with the registration under the Securities Act of the shares of Parent Common Stock issuable pursuant to the transactions contemplated hereby. Parent and the Company will, and will cause their accountants and lawyers to, use all reasonable best efforts to have or cause the S-4 declared effective as promptly as practicable after filing with the SEC, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities Laws or otherwise in connection with the registration process (other than qualifying to do business in any jurisdiction which it is not now so qualified or to file a general consent to service of process in any jurisdiction). The Company and Parent shall, as promptly as practicable after the receipt thereof, provide to the other party copies of any written comments and advise the other party of any oral comments, with respect to the Proxy Statement or the S-4 received from the staff of the SEC. The Company will provide Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing with the SEC and will provide Parent with a copy of all such filings with the SEC. Each of Parent and the Company will use commercially reasonable efforts to cause the Proxy


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Statement to be mailed to its stockholders at the earliest practicable date.
Parent will provide the Company with a reasonable opportunity to review and comment on any amendment or supplement to the S-4 prior to filing with the SEC and will provide the Company with a copy of all such filings with the SEC.

                     SECTION 6.2 Public Announcements. Each of Parent, Merger Sub and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with the NYSE, as determined by Parent, Merger Sub or the Company, as the case may be.

                     SECTION 6.3 Meetings. (a) The Company shall take all lawful action to (i) cause a special meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and (ii) solicit proxies from its stockholders to obtain the Company Requisite Vote for the approval and adoption of this Agreement. The Company Board shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders and, except as permitted by Section 6.5(b), the Company Board shall not withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so). Notwithstanding the foregoing, regardless of whether the Company Board has withdrawn, amended or modified its recommendation that its stockholders approve and adopt this Agreement, unless this Agreement has been terminated pursuant to the provisions of Article VIII, the Company shall be required to hold the Company Stockholder Meeting.

                     (b) If the Parent Requisite Vote is required, Parent shall take all lawful action to (i) cause a special meeting of its stockholders (the "PARENT STOCKHOLDER MEETING") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval of the Share Issuance and (ii) solicit proxies from its stockholders to obtain the Parent Requisite Vote. If the Parent Requisite Vote is required, the Parent Board shall recommend approval of the Share Issuance by Parent's stockholders and, except if the Parent Board, after consultation with independent legal counsel, determines in good faith that such action is necessary for the Parent Board to comply with their fiduciary duty under applicable Law, the Parent Board shall not be permitted to withdraw, amend or modify in a manner adverse to the Company such recommendation (or announce publicly its intention to do so).

                     SECTION 6.4 Commercially Reasonable Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and Contracts to which any party hereto is a party or otherwise bound to


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consummate the Merger and the other transactions contemplated by this Agreement.
In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and all requisite state insurance regulatory filings with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof with respect to HSR filings and within twenty business days with respect to state insurance regulatory filings (assuming reasonable cooperation from the Company in the preparation of plans of operation for the Insurance Subsidiaries to be filed with such state insurance filings), and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its commercially reasonable efforts to take, or cause to be taken, all other actions consistent with this Section 6.4 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. The Company and its counsel shall have the right to review and comment upon the Form A and Form E filings (and any supplements or amendments thereto) of Parent prior to their being filed to correct any inaccuracies contained therein, which corrective comments shall be incorporated in the filings. Parent shall keep the Company apprised on a timely basis of the status of obtaining any applicable regulatory approvals and shall promptly deliver to the Company copies of all filings made, and any supplements or amendments thereto, and all notices, orders, opinions or other items received from any applicable regulatory authority.

                     (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.4(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its commercially reasonable efforts to
(i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; and (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

                     (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.4(a) and (b), each of Parent and the Company shall use its commercially reasonable efforts to resolve such objections if any, as may be asserted a Governmental Entity or other person with respect to the transactions contemplated hereby under any Antitrust Law.


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
                     SECTION 6.5 Acquisition Proposals. (a) From the date hereof until the termination hereof and except as expressly permitted by the following provisions of this Section 6.5, the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section 6.5(a) shall prohibit the Company Board from furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) the Company Stockholder Meeting shall not have occurred, (B) the Company Board, after consultation with independent legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders under applicable Law, (C) the Company Board determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and believes in good faith, after consultation with its Financial Advisors and after taking into account the strategic benefits to be derived from the Merger and the long-term prospects of Parent and its subsidiaries, would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable bona fide unsolicited Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL"), provided that, if necessary solely to make the determination contemplated by clause (C) above, upon notification to Parent of the identity of such third party, the Company may communicate with such third party, with such communication to be solely for the limited purpose set forth in this proviso, and (D) prior to taking such action, the Company (x) provides reasonable notice to Parent to the effect that it is taking such action; and (y) receives from such person an executed confidentiality agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in paragraph 5.3 hereof between Parent and the Company. Prior to providing any information to or entering into discussions (including discussions permitted under the proviso contained in clause (C) above) or negotiations with any person in connection with an Acquisition Proposal by such person, the Company shall (i) notify Parent of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, (ii) provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, together with any other information available to the Company related to the Acquisition Proposal, (iii) thereafter inform Parent on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and (iv) promptly give Parent a copy of any information delivered to such person which has not previously been reviewed by Parent. Immediately after


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the execution and delivery of this Agreement, the Company will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.5(a).

                     (b) The Company Board will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger unless the Company Board after consultation with independent legal counsel, determines in good faith that such action is necessary for the Company Board to comply with the fiduciary duties to the Company's stockholders under applicable Law; provided, however, the Company Board may not approve or recommend (and in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) an Acquisition Proposal unless such an Acquisition Proposal is a Superior Proposal (and the Company shall have first complied with its obligations set forth in Section 8.3(a) and the time period referred to in the last sentence of Section 8.3(a) has expired). Nothing contained in this Section 6.5(b) shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Company Board, after consultation with independent legal counsel, is required under applicable Law; provided, that except as otherwise permitted in this Section 6.5(b), the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Company Board permitted by, and taken in accordance with, this
Section 6.5(b) shall not constitute a breach of this Agreement by the Company. Nothing in this Section 6.5(b) shall (i) permit the Company to terminate this Agreement (except as made available in Article VIII hereof) or (ii) affect any other obligations of the Company under this Agreement.

                     SECTION 6.6 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Parent shall, or shall cause the Company, to the fullest extent permitted by applicable Law, to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the parties hereto or any subsidiary thereof (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, judgments, fines or liabilities or amounts paid in settlement (provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed)), incurred in connection with any claim, action, suit, proceeding or investigation, actual or threatened, whether civil, criminal or administrative, in whole or in part, arising out of actions or omissions occurring at or prior


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to the Effective Time and whether asserted or claimed prior to, at or after the
Effective Time that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

                     (b) Parent shall cause the Company to maintain in effect until December 31, 2004 the Company's current policies of directors' and officers' liability insurance for the benefit of those persons who are or were immediately prior to the Effective Time (but only to the extent such persons are covered by the Company's directors and officers liability insurance immediately prior to the Effective Time) directors and officers of the Company after the Effective Time; provided that the cost to Parent or the Company to maintain such policies shall not exceed $1,500,000 per year, but in such case Parent shall purchase or shall cause the Company to purchase as much coverage as possible for such amount.

                     (c) In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set for in this
Section 6.6.

                     (d) To the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification now existing as provided in the Company's certificate of incorporation or bylaws in effect on the date hereof shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time. Parent shall pay the reasonable costs and expenses (including reasonable legal fees and expenses) that may be incurred by any Indemnified Party in successfully enforcing its rights under this Section 6.6(d).

                     (e) The Company shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Indemnified Party to whom expenses are advanced provides (i) a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met, and (ii) an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

                     (f) The provisions of this Section 6.6 (i) shall survive the Merger and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and
(ii) are in addition to the rights that an Indemnified Party may have under any agreements of or with the Company or any of its subsidiaries (such documents


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being listed in Section 6.6(f) of the Company Disclosure Schedule and copies of such documents to be made available to Parent no later than the Company Schedule Delivery Date).

                     SECTION 6.7 Notification of Certain Matters. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (i) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (ii) any written or, to the knowledge of the Company, oral notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses, results of operations or prospects of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (iii) any written, or, to the knowledge of the Company, oral notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (iv) any Material Adverse Effect on it, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                     SECTION 6.8 SEC Filings. Each of Parent and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                     SECTION 6.9 Fees and Expenses. Whether or not the Merger is consummated, all Expenses (as hereinafter defined) incurred in connection with this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such Expenses, except
(a) Expenses incurred in connection with the filing, printing and mailing of the Proxy Statement and the S-4, which shall be shared equally by Company and Parent, and (b) if applicable, as provided in Section 8.5, and (c) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer Taxes imposed on the Company (or its stockholders) or any of its subsidiaries. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, including the preparation, filing, printing and mailing of the Proxy Statement and the S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.


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                     SECTION 6.10 Obligations of Merger Sub. Parent will take
all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                     SECTION 6.11 Listing of Stock. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be approved for listing on the NYSE on or prior to the Closing Date, subject to official notice of issuance.

                     SECTION 6.12 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of Parent and Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

                     SECTION 6.13 Additional Financial Statements. As soon as reasonably practicable after they become due, the Company shall cause the Insurance Subsidiaries to make available to Parent quarterly and annual statements of each of the Insurance Subsidiaries for all interim quarterly and annual fiscal periods subsequent to March 31, 2000 and prior to the Closing Date, together with the exhibits, schedules and notes thereto and any affirmations and certifications filed therewith, as filed with the relevant regulatory authorities, as applicable (each an "Additional Statutory Statement"). Each Additional Statutory Statement shall conform to the requirements of Section 3.26 of this Agreement as if set forth therein.

                     SECTION 6.14 Tax Free Reorganization Treatment. The Company, Parent and Merger Sub shall execute and deliver to Dewey Ballantine LLP, counsel to the Company, certificates containing customary representations in form and substance reasonably acceptable to such law firm and at such time or times as reasonably requested by such law firm in connection with the delivery of its opinion to the Company with respect to the transactions contemplated hereby. None of the Company, Parent or Merger Sub shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such certificates.

                     SECTION 6.15 Stock Purchase Plan. The Company agrees to terminate the Stock Purchase Plan as promptly as possible, but in any event in a manner and at a time so that no options may be granted under the Stock Purchase Plan in excess of those outstanding on the date hereof. All such actions in terminating the Stock Purchase Plan shall be reasonably acceptable to Parent.

                     SECTION 6.16 Employee Benefits. From and after the Effective Time, Parent shall grant all employees of the Company for purposes of all benefit rights, credit for all service with the Company prior to the Effective Time (to the same extent that such service is taken into account for comparable purposes under the Employee Benefit Plans) except to the extent that this would result in (i) duplication of benefits or benefit accruals, or (ii)


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benefits in excess of the level or rate under the applicable Employee Benefit
Plans. Parent and Company agree that where applicable with respect to any medical or dental benefit plan of Parent, (i) Parent shall waive, with respect to any employees of the Company, any pre-existing condition exclusion or eligibility waiting period (to the extent such exclusions or periods would not have applied under the applicable Employee Benefit Plan) and (ii) that any covered expenses incurred during the calendar year on or before the Effective Time by employees of the Company or their covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account under the applicable Employee Benefit Plans.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                     SECTION 7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

                     (a) This Agreement shall have been approved and adopted by the Company Requisite Vote and, if the Parent Requisite Vote is required, the Share Issuance shall have been approved by the Parent Requisite Vote.

                     (b) Any waiting period applicable to the Merger under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction or condition.

                     (c) All consents, approvals, permits and authorizations of any Governmental Entity set forth in Schedule 7.1 attached to this Agreement shall have been obtained (or deemed obtained in accordance with the insurance laws of any jurisdiction) and all such consents, approvals, permits and authorizations shall be in full force and effect and shall not contain any limitation, restriction, condition or other requirement that would reasonably be expected to materially adversely affect the conduct of the business of any Insurance Subsidiary or that would reasonably be expected to have an adverse financial impact on Parent.

                     (d) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or a Material Adverse Effect on Parent.


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
                     (e) The S-4 shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the Securities Act or Exchange Act relating to the issuance or trading of the Parent Common Stock shall have been received.

                     (f) The Parent Common Stock required to be issued hereunder shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                     (g) The average closing price of the Parent Common Stock on the NYSE, as set forth in the Wall Street Journal eastern edition over the five business days immediately preceding the Closing Date shall be greater than $10.00. (h) Joseph S. Steinberg and Ian M. Cumming shall be alive and not permanently disabled.

                     SECTION 7.2 Conditions to the Obligations of the Parent and Merger Sub. The respective obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

                     (a) The representations and warranties of the Company contained herein, without regard to any qualification with respect to knowledge, materiality or dollar amount, shall have been true when made and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true only as of the specified date), except where the failure of any such representation or warranty to be so true is not, individually or in the aggregate, reasonably likely to have a Net Worth Effect on the Company; provided, however, that solely with respect to Section 3.11(b) hereof, the existence of any proceeding commenced after the date hereof challenging or seeking to challenge consummation of the Merger and the transactions contemplated hereby shall be disregarded.

                     (b) The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                     (c) The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b).

                     (d) The Company shall have obtained the consent or approval of each person whose consent or approval shall be required under any Material Contract, Real Property Lease or other obligation to which the Company or any of


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its subsidiaries is a party, except those for which the failure to obtain such consents or approvals does not or would not reasonably be expected to have, individually or in the aggregate, a Net Worth Effect.

                     (e) Parent shall have completed its due diligence review of the Company and its subsidiaries and affiliates and shall have determined that the results thereof are wholly satisfactory to Parent in the sole exercise of its discretion. In making this determination, the Parent shall owe no duty or obligation to the Company and shall act solely in the best interests of Parent as determined by Parent's Board. Parent shall have until the expiration of 30 days following the earlier of (i) the Company Schedule Delivery Date or (ii) the date on which the Company Disclosure Schedule is delivered by the Company to Parent, to notify the Company as to whether the results of its due diligence review are wholly satisfactory to Parent (the "DUE DILIGENCE PERIOD"). This condition shall be deemed satisfied and no longer operable if Parent has not notified the Company of the failure of this condition on or before the expiration of the Due Diligence Period.

                     (f) The Company shall have provided evidence reasonably satisfactory to Parent that the Stock Purchase Plan has been terminated and that no options thereunder (other than options outstanding on the date hereof) may be granted and that all options outstanding on the date hereof have been exercised or terminated.

                     SECTION 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

                     (a) The representations and warranties of Parent and Merger Sub contained herein without regard to any qualification with respect to knowledge, materiality or dollar amount, shall have been true, when made and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true only as of the specified date), except where the failure of any such representation or warranty to be so true is not, individually or in the aggregate, reasonably likely to have a Net Worth Effect on Parent.

                     (b) Parent shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                     (c) Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 7.3(a) and 7.3(b).


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                     (d) The Company shall have received an opinion of Dewey
Ballantine LLP, dated the Effective Date, based on customary representations of the Company, Parent and Merger Sub in form and substance reasonably acceptable to such law firm to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                     (e) The Recognition Agreement and Registration Rights Agreement shall be unamended and in full force and effect.

                     (f) Ian M. Cumming and Joseph S. Steinberg shall be employed by Parent as Chairman of the Board and President, respectively.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

                     SECTION 8.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote and, if the Parent Requisite Vote is required, the approval of the Share Issuance by the Parent Requisite Vote, by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

                     SECTION 8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if:

                     (a) the Merger shall not have been consummated by June 30, 2001 whether such date is before or after the date of approval of the Merger by the Company Requisite Vote or, if required, of the Share Issuance by the Parent Requisite Vote (the "TERMINATION Date"); provided, however, that if either Parent or the Company determines that additional time is necessary in connection with obtaining any consent, registration, approval, permit or authorization required to be obtained from any Governmental Entity, the Termination Date may be extended by Parent or the Company from time to time by written notice to the other party to a date not beyond 60 days after above date;

                     (b) the Company Requisite Vote shall not have been obtained at the Company Stockholder Meeting or at any adjournment or postponement thereof;

                     (c) if the Parent Requisite Vote is required, the Parent Requisite Vote shall not have been obtained at the Parent Stockholder Meeting or at any adjournment or postponement thereof; or

                     (d) any order of a court of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the


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approval of the Merger by the Company Requisite Vote or, if required, of the
Share Issuance by the Parent Requisite Vote); provided, that the party seeking to terminate this Agreement pursuant to this Section 8.2(d) shall have used reasonable efforts to remove such order.

                     SECTION 8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote referred to in Section 7.1(a), by action of the Company Board:

                     (a) if (i) the Company is not in material breach of Section 6.5, (ii) the Merger shall not have been approved by the Company Requisite Vote,
(iii) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, and (iv) during the three-day period after the Company's notice, (A) the Company shall have negotiated with, and shall have caused its respective financial and legal advisors to, negotiate with Parent to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein and (B) the Board of Directors of the Company shall have concluded, after considering the results of such negotiations, that any Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal. The Company may not effect such termination unless contemporaneously therewith the Company pays to Parent in immediately available funds the fees required to be paid pursuant to Section 8.5. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (iii) above until at least the fourth business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

                     (b) if there is a breach by Parent or Merger Subsidiary of any representation, warranty, covenant or agreement contained in this Agreement that would cause the condition set forth in Section 7.3(a) or 7.3(b) to not be satisfied, which breach is not curable or if curable, is not cured within 45 days after written notice of such breach is given by the Company to Parent; or

                     (c) Parent shall have notified the Company on or before the expiration of the Due Diligence Period that the condition contained in 7.2(e) has not been satisfied.

                     SECTION 8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or, if required, after the approval of the Share Issuance by the Parent Requisite Vote, if required, referred to in Section 7.1(a) if:


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
                     (a) the Company enters into a binding agreement for a Superior Proposal, or the Company Board withdraws or adversely modifies its approval, or recommendation of, or takes a public position materially inconsistent with its approval or recommendation of this Agreement, the Merger, the Stock Option or the Stockholders Agreement or fails after reasonable written request from Parent following the making of an Acquisition Proposal to reconfirm its recommendation of this Agreement, the Merger, the Stock Option or the Stockholders Agreement within five business days after a written request by Parent to do so; or

                     (b) there is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that would cause the condition set forth in Section 7.2(a) or 7.2(b) to not be satisfied, which breach is not curable, or if curable, is not cured within 45 days after written notice of such breach is given by Parent to the Company; or

                     (c) Parent shall have notified the Company on or before the expiration of the Due Diligence Period that the condition contained Section 7.2(e) has not been satisfied.

                     SECTION 8.5 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than this Section 8.5 and Sections 5.3(c), 5.3(d), 6.9 and Article IX) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other Representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

                     (b) In the event that (i) an Acquisition Proposal shall have been made to the Company or any of its subsidiaries or any of its stockholders or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its subsidiaries and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(b) (other than as a result of a vote against the Merger Agreement by Parent), or (ii) this Agreement is terminated by the Company pursuant to Section 8.3(a), or (iii) this Agreement is terminated by Parent pursuant to Section 8.4(a), or (iv) if within 12 months of the termination of this Agreement pursuant to Section 8.2(a), 8.2(b) (other than as a result of a vote against the Merger Agreement by Parent), or 8.4(b) any Acquisition Proposal by a third party is entered into, agreed to or consummated by the Company, then the Company shall pay Parent a termination fee of $12.5 million, plus Expenses not to exceed $2,000,000, in same-day funds, on the date of such termination, in the case of clauses (i), (ii) or (iii), or on the earlier of the date an agreement is entered into with respect to an Acquisition Proposal or an Acquisition Proposal is consummated in the case of clause (iv), subject to subparagraph (c) below.


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
                     (c) As a condition to the Company's obligation to pay to Parent the fee and Expenses under subparagraph (b) (the "FEE PAYMENT CONDITION"), Parent shall have either (x) surrendered to the Company in a form reasonably satisfactory to the Company the stock option as defined in the Stock Option Agreement (to the extent unexercised)(the "STOCK OPTION") or (y) if the Stock Option shall have been exercised, Parent shall return to the Company all Company Common Stock issued on exercise of the Stock Option (the "OPTION SHARES") and shall receive from the Company the exercise price paid by Parent for the Option Shares in same day funds on the date of such return.

                     (d) Parent shall have 10 days from the earlier to occur of the date of termination, entering into of the agreement or consummation of the Acquisition Proposal (in each case referred to in subparagraph (b) above) to satisfy the Fee Payment Condition by written notice delivered to the Company no later than such tenth day. Pending such action on the part of Parent, the Company shall pay any such fees and Expenses to Weil, Gotshal & Manges LLP as escrow agent (the "ESCROW AGENT"). If the Fee Payment Condition is satisfied within the 10 day period, the Escrow Agent shall pay all such fees (together with any interest earned thereon) to Parent; if the Fee Payment Condition is not satisfied within such 10 day period, the Escrow Agent shall return such fees (together with any interest earned thereon) to the Company.

                     (e) The Company acknowledges that the agreements contained in Sections 8.5(b) and (c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company, Parent and Merger Sub would not have entered into this Agreement; accordingly, if the Company fails to promptly pay any amounts due pursuant to Sections 8.5(b) and
(c), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amounts set forth in this Section 8.5, the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest from the date such amounts became due and payable on the amounts owed at the prime rate of The Chase Manhattan Bank in effect from time to time during such period plus five percent.

                     SECTION 8.6 Amendment. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Company Requisite Vote and, if required, the approval of the Share Issuance by the Parent Requisite Vote, but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto and may not be amended after the Effective Time.

                     SECTION 8.7 Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Merger Sub shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive


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
compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX

                                  MISCELLANEOUS

                     SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein (including, without limitation, Section 6.14) and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                     SECTION 9.2 Entire Agreement; Assignment. (a) The Specified Agreements constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                     (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise; provided, however, that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned subsidiary of Parent formed solely for the purpose of the transactions contemplated hereby, but no such assignment shall relieve Parent or Merger Sub of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                     SECTION 9.3 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when received by the recipient's facsimile machine if sent by facsimile; provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:


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        if to Parent or to Merger
        Sub, to:                     Leucadia National Corporation
                                     315 Park Avenue South
                                     New York, New York  10010
                                     Attention:        President
                                     Facsimile         (212) 598-4869

        with a copy to:              Weil, Gotshal & Manges LLP
                                     767 Fifth Avenue
                                     New York, New York  10153
                                     Attention:        Stephen E. Jacobs, Esq.
                                     Facsimile:        (212) 310-8007

        if to the Company, to:       Reliance Group Holdings, Inc.
                                     55 East 52nd Street
                                     New York, New York  10055
                                     Attention:        General Counsel
                                     Facsimile:        (212) 909-1864

        with a copy to:              Dewey Ballantine LLP
                                     1301 Avenue of the Americas
                                     New York, New York  10019
                                     Attention:  Jonathan L. Freedman, Esq.
                                     Facsimile:        (212) 259-6333

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

                     SECTION 9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the choice of Law principles thereof.

                     SECTION 9.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                     SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                     SECTION 9.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) if


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necessary, a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                     SECTION 9.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

                     SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                     SECTION 9.10 Interpretation. (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                     (b) The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 25, 2000.

                     (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


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
                     SECTION 9.11 Definitions. (a) "ACQUISITION PROPOSAL" means an offer regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its Material
Subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25 percent or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 25 percent or more of the outstanding Shares or the filing of a registration statement under the Securities Act in connection therewith; or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                     (b) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

                     (c) "KNOW" or "KNOWLEDGE" means, with respect to a party, the knowledge of such party's executive officers.

                     (d) "MATERIAL ADVERSE EFFECT" means with respect to an entity, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to be materially adverse to (i) the assets, properties, condition (financial or otherwise) or results of operations of such entity and its subsidiaries taken as a whole or (ii) the ability of such entity to consummate the transactions contemplated by this Agreement or any of the Specified Agreements to which such entity is a party.

                     (e) "NET WORTH" means, with respect to an entity, the consolidated total assets of such entity and its subsidiaries minus the consolidated total liabilities of such entity and its subsidiaries, each as of the date specified and as set forth in a consolidated balance sheet of the Company and its subsidiaries as of such date prepared in accordance with GAAP consistently applied.

                     (f) "NET WORTH EFFECT" means, with respect to an entity, a change, circumstance or effect that, individually or in the aggregate after taking into account all other changes, circumstances and effects, is reasonably likely to result in a reduction of 10% or more in the Net Worth of such entity from the Net Worth of such entity as of March 31, 2000.

                     (g) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

                     (h) "SUBSIDIARY" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or


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interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

                     "SAP" means statutory accounting principles prescribed or permitted by the applicable insurance regulatory authority applied on a consistent basis during the periods presented.

                            [signature page follows]














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                     IN WITNESS WHEREOF, each of the parties has caused this
Agreement to be duly executed on its behalf as of the day and year first above written.



                              LEUCADIA NATIONAL CORPORATION

                              By: /s/ Joseph A. Orlando
                                  ----------------------------------------
                                  Name: Joseph A. Orlando
                                  Title: Vice President



                              LEUCADIA ACQUISITION CORP.

                              By: /s/ Joseph A. Orlando
                                  ----------------------------------------
                                  Name: Joseph A. Orlando
                                  Title: Vice President



                              RELIANCE GROUP HOLDINGS, INC.

                              By: /s/ Lowell C. Freiberg
                                  ----------------------------------------
                                  Name: Lowell C. Freiberg
                                  Title: Executive Vice President and
                                         Chief Financial Officer








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